Exhibit 10.2

EXECUTION COPY

AMENDMENT AGREEMENT dated as of March 15, 2012 (this “Agreement”), among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”) and CREDIT SUISSE SECURITIES (USA) LLC (“CS Securities”), as Syndication Agents (in such capacities, each a “Syndication Agent” and collectively, the “Syndication Agents”), J.P. MORGAN SECURITIES LLC, CS SECURITIES, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and THE BANK OF NOVA SCOTIA, as Joint Lead Arrangers and Joint Bookrunners (in such capacities, each, a “Lead Arranger” and collectively, the “Lead Arrangers”), JPMCB, as an Issuer, and THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as an Issuer.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, certain financial institutions and other Persons from time to time party thereto (the “Existing Lenders”), the Administrative Agent and the other agents and arrangers party thereto, the Existing Lenders have made, and are committed to make, Credit Extensions to the Borrower;

WHEREAS the Borrower has requested an amendment to the Existing Credit Agreement pursuant to which (a) certain Existing Lenders holding Term A-1 Loans (the “Term A-1 Lenders”) and certain Existing Lenders holding Term C Loans (the “Term C Lenders”) agree to convert such Term A-1 Loans and Term C Loans, as applicable, into Term E Loans; (b) certain Existing Lenders holding Term B Loans (the “Term B Lenders”) and certain Existing Lenders holding Term D Loans (the “Term D Lenders”) agree to convert such Term B Loans and Term D Loans, as applicable, into Term F Loans; (c) certain existing Revolving Lenders holding Revolving A-1 Loan Commitments and Revolving A-1 Loans (defined as 2014 Revolving Loan Commitments and 2014 Revolving Loans in the 2010 Loan Modification Agreement) agree to convert such Revolving A-1 Loan Commitments and Revolving A-1 Loans into Revolving A-2 Loan Commitments and Revolving A-2 Loans; (d) the Borrower will obtain Term E Loan Commitments for the making of additional Term E Loans in an aggregate principal amount of $849,397,142.48 and Term F Loan Commitments for the making of additional Term F Loans in an aggregate principal amount of $600,000,000.00; and (e) certain covenants and other provisions of the Existing Credit Agreement will be amended in order to, among other things, permit the 2012 Self Tender and 2012 Affiliate Purchase; and

WHEREAS the Lenders have agreed, subject to the terms and conditions set forth below, to amend and restate the Existing Credit Agreement in its entirety and enter into certain other agreements set forth herein in order to effect the foregoing (the Existing Credit Agreement, as so amended and restated by this Agreement, being referred to as the “Restated Credit Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows.

SECTION 1. Defined Terms. Capitalized terms used and not defined herein, including in the recitals hereto, have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement, as the context may require.

SECTION 2. Amendment and Restatement of Existing Credit Agreement. Effective as of the Restatement Effective Date:

(a) the Existing Credit Agreement (excluding, except as expressly set forth herein, any schedule or exhibit thereto, each of which shall remain as in effect immediately prior to the Restatement Effective Date) is hereby amended and restated to be in the form of Annex A attached hereto;

(b) Schedule II to the Existing Credit Agreement is hereby amended and restated to be in the form of Schedule II attached hereto; and

(c) Exhibits B-1, C and D to the Existing Credit Agreement are hereby amended and restated to be in the forms of Exhibits B-1, C and D, respectively, attached hereto.

SECTION 3. Amendments to the Collateral Documents and the Intercompany Subordination Agreement. Each of the Collateral Documents and the Intercompany Subordination Agreement identified on Annex B hereto is hereby amended as set forth therein.

SECTION 4. Concerning the Existing Term Loans. (a) (i) On the Restatement Effective Date, each Term A-1 Lender set forth on Schedule I-A hereto (the “Extending Term A-1 Lenders”) and each Term C Lender set forth on Schedule I-C hereto (the “Extending Term C Lenders”) agrees that the principal amount of its Term A-1 Loans set forth on Schedule I-A hereto (the “Extended Term A-1 Loans”) and the principal amount of its Term C Loans set forth on Schedule I-C hereto (the “Extended Term C Loans”), as applicable, shall be converted into Term E Loans in a like principal amount and on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

(ii) On the Restatement Effective Date, each Term B Lender set forth on Schedule I-B hereto (the “Extending Term B Lenders”) and each Term D Lender set forth on Schedule I-D hereto (the “Extending Term D Lenders” and together with Extending Term A-1 Lenders, Extending Term B Lenders and Extending Term C Lenders, the “Extending Term Lenders”) agrees that the principal amount of its Term B Loans set forth on Schedule I-B hereto (the “Extended Term B Loans”) and the principal amount of its Term D Loans set forth on Schedule I-D hereto (the “Extended Term D Loans” and together with Extended Term A-1 Loans, Extended Term B Loans and Extended Term C Loans, the “Extended Term Loans”), as applicable, shall be converted into Term F Loans in a like principal amount and on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

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(b) For all purposes of the Restated Credit Agreement and the other Loan Documents, (i) the Extended Term A-1 Loans and the Extended Term C Loans shall constitute “Term E Loans” thereunder and the Extending Term A-1 Lenders and Extending Term C Lenders shall constitute “Lenders” thereunder and (ii) the Extended Term B Loans and the Extended Term D Loans shall constitute “Term F Loans” thereunder and the Extending Term B Lenders and Extending Term D Lenders shall constitute “Lenders” thereunder. For the avoidance of doubt (but subject to the next sentence), any Interest Period elected by the Borrower with respect to any converted Borrowing of any Term A-1 Loan, Term B Loan, Term C Loan or Term D Loan beginning prior to the Restatement Effective Date and ending thereafter shall constitute the Interest Period with respect to the applicable Borrowing of Term E Loans or Term F Loans, as the case may be, until the end of such Interest Period, with only the Applicable Margin for such Borrowing changing to that set forth in the Restated Credit Agreement with effect on and after the Restatement Effective Date. Notwithstanding the foregoing, on the date that a Borrowing of New Term F Loans is made (the “New Term F Borrowing Date”), to the extent any New Term F Loans are made as LIBO Rate Loans, the Interest Period applicable to the converted Term F Loans (“Converted Term F Loans”) immediately prior to such Borrowing shall end on such date and on and after the New Term F Borrowing Date, the Converted Term F Loans shall be deemed to have the Interest Period elected by the Borrower for such Borrowing of New Term F Loans and any conversion or continuation of Term F Loans and the elections of any Interest Period therefor made after the New Term F Borrowing Date shall be allocated ratably among the Lenders holding all Term F Loans (including any Converted Term F Loans). For purposes of Section 3.2.3(d) of the Restated Credit Agreement, accrued interest on such Converted Term F Loan shall be payable on (but not including) the New Term F Borrowing Date; provided that in the event that any Lender of Converted Term F Loans shall incur any loss attributable to the transactions set forth above as a result of the change to the Interest Period for its Converted Term F Loans on the New Term F Borrowing Date, then, upon written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) compensate such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

(c) Notwithstanding anything to the contrary contained herein or in the Restated Credit Agreement, (A) so long as any Term E Loan Commitments remain outstanding, there shall not be more than one Interest Period in effect for the Term E Loans and (B) so long as any Term F Loan Commitments remain outstanding, there shall not be more than one Interest Period in effect for the Term F Loans.

(d) In the event that Term Loans of any Tranche of any Extending Term Lender shall have been converted pursuant to Section 4(a) in part but not in whole, such conversion shall be accomplished ratably as between the types of Loans of such Tranche held by such Extending Term Lender immediately prior to such conversion, with each Extended Term Loan of any Tranche resulting from such conversion being of the same type as the Term Loan from which it shall have been converted.

(e) The Term A-1 Loans, Term B Loans, Term C Loans and Term D Loans that have not been converted as provided in Section 4(a) hereof shall, on and after the Restatement Effective Date, continue to constitute and be designated as Term A-1 Loans, Term B Loans, Term C Loans and Term D Loans, respectively, under the Restated Credit Agreement and shall continue to be in effect and outstanding under the Restated Credit Agreement on the terms and subject to the conditions set forth herein and therein.

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(f) None of the transactions provided for in this Section 4 constitutes, or shall be deemed to be, a payment, prepayment or novation of any Term Loan, it being understood that this Section 4 merely effects a modification of the maturity and certain other terms of the Term Loans made and outstanding under the Existing Credit Agreement, and that such Term Loans will continue to be in effect and outstanding under the Restated Credit Agreement on the terms and subject to the conditions set forth herein and therein.

SECTION 5. Concerning the Existing Revolving Facility. (a) On the Restatement Effective Date, each existing Revolving Lender set forth on Schedule II-A hereto (the “Extending Revolving Lenders”) agrees that the principal amount of its Revolving A-1 Loan Commitments set forth on Schedule II-A hereto (the “Extended Revolving Loan Commitments”) shall be converted into Revolving A-2 Loan Commitments and that a proportionate principal amount of its outstanding Revolving A-1 Loans (the “Extended Revolving Loans”) shall be converted into Revolving A-2 Loans, in each case on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

(b) For all purposes of the Restated Credit Agreement and the other Loan Documents, the Extended Revolving Loan Commitments shall constitute “Revolving A-2 Loan Commitments” thereunder; the Extended Revolving Loans shall constitute “Revolving A-2 Loans” thereunder; and the Extending Revolving Lenders shall be “Lenders” and “Revolving A-2 Lenders” thereunder with respect to such Extended Revolving Loan Commitments and Extended Revolving Loans. The terms and conditions of the Extended Revolving Loan Commitments and the Extended Revolving Loans shall be as set forth in the Restated Credit Agreement. For the avoidance of doubt, any Interest Period elected by the Borrower with respect to any converted Borrowing of Revolving A-1 Loans beginning prior to the Restatement Effective Date and ending thereafter shall constitute the Interest Period with respect to the corresponding Borrowing of Revolving A-2 Loans until the end of such Interest Period, with only the Applicable Margin for such Borrowing changing to that set forth in the Restated Credit Agreement with effect on and after the Restatement Effective Date.

(c) In the event that Revolving A-1 Loans of any Extending Revolving Lender shall have been converted pursuant to Section 5(a) in part but not in whole, such conversion shall be accomplished ratably as between the types of Revolving A-1 Loans held by such Extending Revolving Lender immediately prior to such conversion, with each Extended Revolving Loan of such Extending Revolving Lender resulting from such conversion being of the same type as the Revolving A-1 Loan from which it shall have been converted.

(d) The existing Revolving A-1 Loan Commitments and Revolving A-1 Loans that have not been converted as provided in Section 5(a) shall, on and after the Restatement Effective Date, constitute and be designated as the Revolving A-1 Loan Commitments and Revolving A-1 Loans, respectively, under the Restated Credit Agreement and shall continue to be in effect and outstanding under the Restated Credit Agreement on the terms and conditions set forth herein and therein; provided that the allocation of the participation exposure with respect to Letter of Credit Outstandings or Swing Line Loans on and after the Restatement Effective Date

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shall be made on a ratable basis as between the Revolving A-1 Loan Commitments and the Revolving A-2 Loan Commitments (and any future Designated Additional Revolving Loan Commitments and Other Revolving Loan Commitments) in accordance with the respective amounts of such Commitments in accordance with the terms of the Restated Credit Agreement.

(e) None of the transactions provided for in this Section 5 constitutes, or shall be deemed to be, a payment, prepayment, termination or novation of any Revolving Loan or Revolving Loan Commitment, it being understood that this Section 5 merely effects a modification of the maturity and certain other terms of the Revolving Loans and Revolving Loan Commitments made and outstanding under the Existing Credit Agreement, and that such Revolving Loans and Revolving Loan Commitments will continue to be in effect and outstanding under the Restated Credit Agreement on the terms and subject to the conditions set forth herein and therein.

SECTION 6. Concerning the New Term Loans. (a) On the date or dates set forth in the Restated Credit Agreement, (i) each Person party hereto whose name is set forth on Schedule I-E hereto (collectively, the “New Term E Lenders”) severally agrees to make new Term E Loans to the Borrower in an aggregate amount not greater than the amount set forth opposite such Lender’s name on Schedule I-E hereto (the “New Term E Loans”) and (ii) each Person whose name is set forth on Schedule I-F hereto (collectively, the “New Term F Lenders” and together with the New Term E Lenders, the “New Term Lenders”) severally agrees to make a new Term F Loan to the Borrower in an amount not greater than the amount set forth opposite such Lender’s name on Schedule I-F hereto (the “New Term F Loans”, and together with the New Term E Loans, the “New Term Loans”), in each case on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

(b) Each New Term E Loan shall constitute a “Term E Loan” and each New Term F Loan shall constitute a “Term F Loan” for all purposes of the Restated Credit Agreement and the other Loan Documents. Each New Term Loan shall be in effect and outstanding under the Restated Credit Agreement on the terms and conditions set forth herein and therein. Notwithstanding anything to the contrary contained herein or in the Restated Credit Agreement, (i) on the date that any Borrowing of New Term Loans is made, such New Term Loans shall be made as LIBO Rate Loans and/or Base Rate Loans ratably in accordance with the types of the converted Term Loans of the same Tranche outstanding immediately prior to such Borrowing and (ii) to the extent any New Term E Loans are made as LIBO Rate Loans, until the end of the Interest Period applicable to the converted Term E Loans immediately prior to such Borrowing (the “Initial Interest Period”) (A) such New Term E Loans shall bear interest from and including the date of such Borrowing to but excluding the last day of the Initial Interest Period therefor at a rate per annum equal to the LIBO Rate (Reserve Adjusted) applicable to such Initial Interest Period plus the Applicable Margin for such Term E Loans, which rate shall be deemed, for all purposes of the Restated Credit Agreement, to be the rate applicable to such New Term E Loans under Section 3.2.1 of the Restated Credit Agreement for the Initial Interest Period, (B) the initial Interest Period for such New Term E Loans shall be deemed, for all purposes of the Restated Credit Agreement, to be the remaining term of the Initial Interest Period and (C) for purposes of Section 3.2.3(d) of the Restated Credit Agreement, accrued interest on such New Term E Loans shall be payable on the dates provided therein for the converted Term E Loans for the Initial Interest Period; provided, that notwithstanding clauses (A), (B) and (C) above, any conversion or

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continuation of Term E Loans, and the election of any Interest Period therefor, occurring during the Initial Interest Period shall be allocated ratably among the Lenders holding all Term E Loans (including any New Term E Loans). In the event that any New Term E Lender shall incur any loss attributable to the funding of any New Term E Loan as a LIBO Rate Loan for the remaining period of the Initial Interest Period applicable thereto as set forth above as a result of its inability to obtain funding at a rate at or below the LIBO Rate (Reserve Adjusted) for the Initial Interest Period, then, upon written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) compensate such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 7. Representations and Warranties. To induce the Lenders, the Administrative Agent, the Swing Line Lender and each Issuer to enter into this Agreement, each Obligor represents and warrants to the Lenders, the Administrative Agent, the Swing Line Lender and each Issuer as set forth below:

(a) this Agreement (i) has been duly authorized by all corporate, stockholder, limited liability company, partnership or other entity action required to be obtained by such Obligor, (ii) has been duly executed and delivered by such Obligor and (iii) constitutes a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(b) as of the Restatement Effective Date, (i) the representations and warranties set forth in Article VI of the Restated Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects, in each case on and as of the Restatement Effective Date with the same effect as though made on and as of the Restatement Effective Date (unless stated to relate solely to an earlier date, in which case such representatives and warranties are true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 8. Effectiveness of this Agreement. This Agreement shall become effective as of the first date (such date being referred to as the “Restatement Effective Date”) on which each of the following conditions shall have been satisfied.

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Guarantors, the Required Lenders, each Extending Term Lender, each Extending Revolving Lender, each New Term Lender, the Administrative Agent, the Swing Line Lender and each Issuer either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

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(b) The Administrative Agent and the Lead Arrangers shall have received a reaffirmation and consent agreement, dated as of the Restatement Effective Date, duly executed by an Authorized Officer of the Borrower and each Guarantor, and in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers, consenting to the transactions provided herein and reaffirming the guarantees of, and the security interests granted by it to secure, the Obligations, as applicable.

(c) The Administrative Agent and the Lead Arrangers shall have received (i) a written opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower and the other Obligors, and (ii) a written opinion of Hunton & Williams LLP, special Virginia counsel to the Borrower, in each case (A) dated the Restatement Effective Date, (B) addressed to the Administrative Agent, the Swing Line Lender, each Issuer and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers. Each of the Borrower and the other Obligors hereby instructs its counsel to deliver such opinions.

(d) The Administrative Agent and the Lead Arrangers shall have received such documents and certificates as the Administrative Agent and the Lead Arrangers shall reasonably have requested relating to the organization, existence and good standing of the Borrower and each of the other Obligors, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and the other Obligors, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers.

(e) The Administrative Agent and the Lead Arrangers shall have received a certificate, dated the Restatement Effective Date and duly executed and delivered by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in each of paragraphs (h) and (i) of this Section and in paragraph (b) of Section 7 hereof.

(f) After giving effect to the transactions contemplated hereby, the Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (x) Indebtedness under the Restated Credit Agreement and (y) other Indebtedness permitted under the Existing Credit Agreement (other than Indebtedness incurred under Section 2.1.6, and Indebtedness permitted by Section 7.2.2(g), of the Existing Credit Agreement, in each case incurred after March 1, 2012).

(g) The Administrative Agent and the Lead Arrangers shall have received a certificate from the chief financial Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers, certifying that (i) the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby or by the Restated Credit Agreement, are Solvent, (ii) the Borrower is in pro forma compliance as of the Restatement Effective Date with the financial covenants contained in Section 7.2.4 of the Restated Credit Agreement and (iii) the Borrower is in compliance with the conditions set forth in paragraph (f) of this Section.

(h) All requisite Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby or by the Restated Credit Agreement to the extent required, all applicable appeal periods shall have expired and there shall be no litigation or governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby or by the Restated Credit Agreement.

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(i) All the Guaranties by the Guarantors required by the Loan Documents shall have been executed and be in full force and effect and, except as set forth in the Post Closing Letter Agreement, all documents and instruments required to perfect the Administrative Agent’s security interest in the collateral of the Obligors as required by the Loan Documents and the Collateral Documents shall have been executed, delivered and filed.

(j) The Administrative Agent and the Lead Arrangers shall have received a completed Perfection Certificate, dated the Restatement Effective Date and signed by the chief executive or financial Authorized Officer the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Obligors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Lead Arrangers that the Liens indicated by such financing statements (or similar documents) are permitted under the Restated Credit Agreement or have been, or substantially contemporaneously with the initial funding of New Term Loans on the Restatement Effective Date will be, released.

(k) The Administrative Agent and the Lead Arrangers shall have received, in immediately available funds, (i) payment and reimbursement of all reasonable and documented or invoiced out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel) incurred in connection with this Agreement and (ii) payment of all fees due and payable to such Persons pursuant to Section 3.3.2, and payment or reimbursement of all other reasonable expenses due and payable pursuant to Section 11.3, of the Restated Credit Agreement.

(l) The Administrative Agent shall have received payment from the Borrower, for the account of each Existing Lender that executes and delivers a counterpart signature page to this Agreement, an amendment fee (the “Amendment Fee”) in an amount equal to 0.050% of the aggregate outstanding principal amount of such Lender’s undrawn Commitments and Loans under the Existing Credit Agreement in respect of which such Lender shall have consented to the amendments to the Loan Documents contemplated by this Agreement (whether or not it agrees to extend such Commitments and Loans). The Amendment Fee shall be payable in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.

(m) Except as set forth in the applicable Fee Letter, the Administrative Agent shall have received payment from the Borrower, for the account of each Extending Term Lender and Extending Revolving Lender, an extension fee (the “Extension Fee”) in an amount equal to (A) in respect of any Extending Term A-1 Lender, Extending Term B Lender and Extending Revolving Lender, 0.20% of the aggregate principal amount of such Lender’s Extended Term A-1 Loans, Extended Term B Loans and Extended Revolving Loan Commitments as applicable, and (B) in respect of any Extending Term C Lender and Extending Term D Lender, 0.075% of the aggregate principal amount of such Lender’s Extended Term C Loans and Extended Term D Loans, as applicable. The Extension Fee shall be payable in immediately available funds and, once paid, shall not be refundable.

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(n) The Lenders shall have received, at least five Business Days prior to the Restatement Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, that has been requested of the Borrower in writing prior to such date.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date and such notice shall be conclusive and binding.

SECTION 9. Cross-References. References in this Agreement to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Agreement.

SECTION 10. Loan Document Pursuant to Existing Credit Agreement. This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all the terms and provisions of the Existing Credit Agreement and, after the Restatement Effective Date, the Restated Credit Agreement.

SECTION 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic imaging) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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SECTION 14. Full Force and Effect; Limited Amendment. (a) Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor that would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

(b) From and after the Restatement Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement. From and after the Restatement Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in any Collateral Document, and each reference to any of the Collateral Documents in any Loan Document, shall refer to the applicable Collateral Document as amended hereby.

(c) The changes to the definition of “Applicable Commitment Fee Margin” in Article I of the Restated Credit Agreement effected pursuant to this Agreement shall apply and be effective on and after the Restatement Effective Date. The definition of “Applicable Margin” in Article I of the Existing Credit Agreement shall apply and be effective for the period ending on, but not including, the Restatement Effective Date.

SECTION 15. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WEIGHT WATCHERS INTERNATIONAL, INC.,

by	/s/ Ann M. Sardini
	Name:	Ann M. Sardini
	Title:	Chief Financial Officer

58 WW FOOD CORP.
W.W. CAMPS AND SPAS, INC.
W.W.I. EUROPEAN SERVICES, LTD.
W.W. INVENTORY SERVICE CORP.
W.W. WEIGHT REDUCTION SERVICES, INC.
W/W TWENTYFIRST CORPORATION
WAIST WATCHERS, INC.
WEIGHT WATCHERS CAMPS, INC.
WEIGHT WATCHERS DIRECT, INC.
WEIGHT WATCHERS NORTH AMERICA, INC.
WEIGHTWATCHERS.COM, INC.
WEIGHTWATCHERS.CA LIMITED
W.W.I. SUBSIDIARY INC.

by:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

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JPMORGAN CHASE BANK, N.A, as Issuer and Syndication Agent and as a Lender,

by	/s/ Alicia T. Schreibstein
Name: Alicia T. Schreibstein
Title: Vice President

J.P. MORGAN SECURITIES LLC, as Lead Arranger,

by	/s/ Cornelius J. Droogan
Name: Cornelius J. Droogan
Title: Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender,

by	/s/ Doreen Barr
Name: Doreen Barr
Title: Director

by	/s/ Michael D. Spaight
Name: Michael D. Spaight
Title: Associate

CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent and as Lead Arranger,

by	/s/ Joseph Keiffer
Name: Joseph Keiffer
Title: Managing Director

BANK OF AMERICA, N.A., as Documentation Agent and as a Lender,

by	/s/ Steven J. Melichank
Name: Steven J. Melichank
Title: Senior Vice President

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MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arranger,

by	/s/ Matthew Holbrook
Name: Matthew Holbrook
Title: Director

THE BANK OF NOVA SCOTIA, as Administrative Agent, Swing Line Lender, Issuer and Lead Arranger and as a Lender,

by	/s/ David L. Mahmood
Name: David L. Mahmood
Title: Managing Director

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LENDER SIGNATURE PAGE

TO THE AMENDMENT AGREEMENT

OF WEIGHT WATCHERS INTERNATIONAL INC.

By executing the signature page below:

(i) as an Extending Term Lender, the undersigned institution agrees (A) to the terms of the Amendment Agreement and the Restated Credit Agreement with respect to all Loans and Commitments of such Lender and (B) on the terms and subject to the conditions set forth in the Amendment Agreement and the Restated Credit Agreement, to convert its Term A-1 Loans and/or Term C Loans into Term E Loans and/or its Term B Loans and/or Term D Loans into Term F Loans, as applicable, as indicated below,

(ii) as an Extending Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment Agreement and the Restated Credit Agreement with respect to all Loans and Commitments of such Lender and (B) on the terms and subject to the conditions set forth in the Amendment Agreement and the Restated Credit Agreement, to convert its Revolving A-1 Loan Commitments and Revolving A-1 Loans into Revolving A-2 Loan Commitments and Revolving A-2 Loans, as indicated below;

(iii) as an existing Lender (any such Lender, a “Non-Extending Lender”), the undersigned institution agrees to the terms of the Amendment Agreement and the Restated Credit Agreement, but not, if it is a Term A-1 Lender, Term B Lender, Term C Lender, Term D Lender and/or an existing Revolving Lender to convert its Term A-1 Loans, Term B Loans, Term C Loans, Term D Loans and/or its Revolving A-1 Loan Commitments or Revolving A-1 Loans, as applicable; and

(iv) as a New Term Lender, the undersigned institution agrees, on the terms and subject to the conditions set forth in the Amendment Agreement and the Restated Credit Agreement, to provide new Term E Loan Commitments and/or new Term F Loan Commitments in the amount set forth on Schedule I-E and/or Schedule I-F, as applicable, to the Amendment Agreement.

Executing as an Extending Term Lender:

☐         Indicates consent to this Agreement AND approval to offer all Term A-1 Loans to be converted into Term E Loans on a cashless basis.

☐         Indicates consent to this Agreement AND approval to offer all Term B Loans to be converted into Term F Loans on a cashless basis.

☐         Indicates consent to this Agreement AND approval to offer all Term C Loans to be converted into Term E Loans on a cashless basis.

☐         Indicates consent to this Agreement AND approval to offer all Term D Loans to be converted into Term F Loans on a cashless basis.

Name of Lender: [Lender signature pages on file with the Administrative Agent] By Name: Title: For any Lender requiring a second signature line: By Name: Title:

Executing as an Extending Revolving Lender:

☐         Indicates consent to this Agreement AND approval to offer all Revolving A-1 Loan Commitments to be converted into Revolving A-2 Loan Commitments on a cashless basis.

☐ Executing as a Non-Extending Lender and indicates consent to this Agreement only.
☐ Executing as a New Term Lender and indicates approval to provide new Term E Loan Commitments or new Term F Loan Commitments up to the amount separately indicated to the Lead Arrangers.

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of March 15, 2012

(amending and restating the Sixth Amended and Restated

Credit Agreement, dated as of May 8, 2006, as amended by the First Amendment dated as of January 26, 2007, and the Second Amendment dated as of June 26, 2009, and by the

Loan Modification Agreement dated as of April 8, 2010),

among

WEIGHT WATCHERS INTERNATIONAL, INC.,

as the Borrower,

VARIOUS FINANCIAL INSTITUTIONS,

as the Lenders,

JPMORGAN CHASE BANK, N.A.

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agents,

J.P. MORGAN SECURITIES LLC,

CREDIT SUISSE SECURITIES (USA) LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

THE BANK OF NOVA SCOTIA,

as Joint Lead Arrangers and Joint Bookrunners,

and

THE BANK OF NOVA SCOTIA,

as the Administrative Agent

BANK OF AMERICA, N.A.,

FIFTH THIRD BANK,

US BANK NATIONAL ASSOCIATION,

MIZUHO CORPORATE BANK, LTD.,

and

TD BANK, N.A.

as Co-Documentation Agents

i

SCHEDULE I	—	Disclosure Schedule
SCHEDULE II	—	Commitments and Percentages
SCHEDULE III	—	Notice Information, Domestic Offices and LIBOR Offices
EXHIBIT A-1	—	Form of Revolving Note
EXHIBIT A-2	—	Form of Swing Line Note
EXHIBIT A-3	—	Form of Term A Note
EXHIBIT A-4	—	Form of Registered Note
EXHIBIT A-5	—	Form of Term A-1 Note
EXHIBIT A-6	—	Form of Term B Note
EXHIBIT B-1	—	Form of Borrowing Request

v

EXHIBIT B-2	—	Form of Issuance Request
EXHIBIT C	—	Form of Continuation/Conversion Notice
EXHIBIT D	—	Form of Lender Assignment Agreement
EXHIBIT E	—	Form of Compliance Certificate
EXHIBIT F	—	Form of Effective Date Certificate

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 15, 2012 (amending and restating the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, as amended by the First Amendment dated as of January 26, 2007, and the Second Amendment dated as of June 26, 2009, and by the Loan Modification Agreement dated as of April 8, 2010), among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation (the “Borrower”), the various financial institutions as are or may become parties hereto (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A. (“JPMCB”) and CREDIT SUISSE SECURITIES (USA) LLC (“CS Securities”), as syndication agents (in such capacities, each, a “Syndication Agent” and collectively, the “Syndication Agents”), J.P. MORGAN SECURITIES LLC (“JPMorgan”), CS Securities, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MLPFS”) and THE BANK OF NOVA SCOTIA (“Scotiabank”),as joint lead arrangers and joint bookrunners (in such capacities, each, a “Lead Arranger” and collectively, the “Lead Arrangers”), JPMCB, as an Issuer (as defined below), and Scotiabank, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as an Issuer.

W I T N E S S E T H:

WHEREAS, pursuant to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, certain financial institutions and other Persons from time to time party thereto (the “Existing Lenders”), the Administrative Agent and the other agents and arrangers party thereto, the Existing Lenders made or continued the following extensions of credit and commitments to the Borrower which currently remain outstanding on the Restatement Effective Date (in each case, after giving effect to the Amendment Agreement and the conversion of Term A-1 Loans and Term C Loans into Term E Loans and the conversion of Term B Loans and Term D Loans into Term F Loans provided for therein) in the amounts set forth below:

(a) Term A-1 Loans are outstanding on the Restatement Effective Date in an aggregate principal amount of $128,647,887.32;

(b) Term B Loans are outstanding on the Restatement Effective Date in an aggregate principal amount of $237,500,000.03;

(c) Term C Loans are outstanding on the Restatement Effective Date in an aggregate principal amount of $420,393,597.68;

(d) Term D Loans are outstanding on the Restatement Effective Date in an aggregate principal amount of $238,246,874.97;

(e) Revolving A-1 Loans (the “Existing Revolving Loans”), Swing Line Loans (the “Existing Swing Line Loans”; together with the Term A-1 Loans, the Term B Loans, the Term C Loans, the Term D Loans and the Existing Revolving Loans, the “Existing Loans”) and Letters of Credit are outstanding on the Restatement Effective Date in an aggregate principal amount of $0, $0 and $1,027,000.00, respectively; and

(f) Revolving A-1 Loan Commitments are outstanding on the Restatement Effective Date in an aggregate amount of $332,647,058.84;

WHEREAS, pursuant to the Amendment Agreement, Lenders holding $33,083,472.62 in aggregate principal amount of Term A-1 Loans and $301,776,522.47 in aggregate principal amount of Term C Loans have converted such Term A-1 Loans and Term C Loans into $334,859,995.09 in aggregate principal amount of Term E Loans hereunder as of the Restatement Effective Date;

WHEREAS, pursuant to the Amendment Agreement, Lenders holding $107,024,675.89 in aggregate principal amount of Term B Loans and $119,123,437.49 in aggregate principal amount of Term D Loans have converted such Term B Loans and Term D Loans into $226,148,113.38 in aggregate principal amount of Term F Loans hereunder as of the Restatement Effective Date;

WHEREAS, pursuant to the Amendment Agreement, Lenders holding $261,970,588.26 in aggregate amount of Revolving A-1 Loan Commitments have converted such Revolving A-1 Loan Commitments and the Revolving A-1 Loans made thereunder into Revolving A-2 Loan Commitments and Revolving A-2 Loans hereunder as of the Restatement Effective Date;

WHEREAS, the Borrower has announced its intention to make a public tender offer to acquire a portion of the Borrower’s outstanding common stock pursuant to the 2012 Self Tender, and has entered into the 2012 Purchase Agreement with ARTAL to acquire a portion of the Borrower’s outstanding common stock held by ARTAL pursuant to the 2012 Affiliate Purchase, for an aggregate purchase price payable in the 2012 Self Tender and the 2012 Affiliate Purchase not to exceed $1,500,000,000;

WHEREAS, in connection with the 2012 Self Tender and the 2012 Affiliate Purchase, the Borrower has obtained Term Loan E Commitments hereunder for an additional $849,397,142.48 in aggregate principal amount of Term E Loans and Term Loan F Commitments hereunder for an additional $600,000,000.00 in aggregate principal amount of Term F Loans, the proceeds of which will be used to fund the 2012 Self Tender and the 2012 Affiliate Purchase and to pay fees and expenses in connection with the 2012 Self Tender, the 2012 Affiliate Purchase and the other transactions contemplated by the Amendment Agreement;

WHEREAS the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower pursuant to the terms of the Amendment Agreement and this Agreement and the Lenders (including the Existing Lenders) have agreed to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that the letters of credit issued and outstanding under the Existing Credit Agreement (the “Existing Letters of Credit”) shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than as referenced herein and other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement, in each case to the extent provided for in the Existing Credit Agreement); provided, that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

WHEREAS all Obligations shall continue to be and shall be guaranteed pursuant to the Subsidiary Guaranty executed and delivered by each Subsidiary party thereto and secured pursuant to the Collateral Documents, as amended, executed and delivered by the Borrower and the applicable Subsidiaries pursuant to the Existing Credit Agreement; and

WHEREAS the Lenders and the Issuer are willing, on the terms and subject to the conditions set forth herein and in the Amendment Agreement, to so amend and restate the Existing Credit Agreement and to maintain or extend such Commitments and to maintain or make such Loans to the Borrower and maintain or issue (or participate in) Letters of Credit for the account of the Borrower;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Accepting Lenders” is defined in Section 11.19(a).

“Additional Arranger” means, as the context requires, any Lender or any Affiliate of a Lender engaged by the Borrower to arrange, or assist in arranging, any Revolver Repayment Term Loans and/or Permitted Amendments.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

“Affected Class” is defined in Section 11.19(a).

“Affected Lender” is defined in Section 4.11.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” means, collectively, the Administrative Agent and the Syndication Agents.

“Agreement” means, on any date, this Credit Agreement, as amended and restated hereby and as further amended, supplemented, amended and restated, or otherwise modified from time to time and in effect on such date.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the highest of

(a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its base rate for U.S. Dollar loans in the United States;

(b) the Federal Funds Rate most recently determined by the Administrative Agent plus  1/2 of 1%; and

(c) the LIBO Rate (Reserve Adjusted) on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a U.S. Dollar deposit with a maturity of one month plus 1% per annum. For purposes of this clause (c), the LIBO Rate (Reserve Adjusted) on any day shall be based on the rate per annum at which U.S. Dollar deposits in immediately available funds are offered to the Administrative Agent’s LIBOR Office in the London interbank market, as determined by the Administrative Agent by reference to the Reuters Screen LIBOR01 Page, as at or about 11:00 a.m., London time, on such day for U.S. Dollar deposits with a maturity of one month.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

“Amendment Agreement” means the Amendment Agreement dated as of March 15, 2012, among the Borrower, the Guarantors, the Lenders party thereto, the Syndication Agents, the Lead Arrangers and the Administrative Agent.

“Applicable Commitment Fee Margin” means:

(a) for Revolving A-1 Loan Commitments, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Commitment Fee Margin
≥ 2.00:1	0.500%
< 2.00:1 and ≥ 1.50:1	0.4375%
< 1.50:1	0.375%

(b) for Revolving A-2 Loan Commitments, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Commitment Fee Margin
≥ 3.75:1	0.400%
< 3.75:1 and ≥ 2.75:1	0.400%
< 2.75:1 and ≥ 1.50:1	0.375%
<1.50:1	0.350%

Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Net Debt to EBITDA Ratio), the Applicable Commitment Fee Margin for the Revolving A-2 Loan Commitments from the Restatement Effective Date through (and including) the date of delivery of the Compliance Certificate (pursuant to clause (c) of Section 7.1.1) in respect of the first Fiscal Quarter ending after the Restatement Effective Date shall be 0.400%.

For purposes of clauses (a) and (b) above, subject to Section 4.7, the Net Debt to EBITDA Ratio used to compute the Applicable Commitment Fee Margin shall be the Net Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Commitment Fee Margin resulting from a change in the Net Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower fails to deliver a Compliance Certificate within the time period set forth in clause (a) or (b) of Section 7.1.1, as applicable (the “Applicable Delivery Date”), the Applicable Commitment Fee Margin for any Tranche of Commitments from and including the day after the Applicable Delivery Date to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall equal the highest Applicable Commitment Fee Margin for such Tranche of Commitments set forth above.

“Applicable Delivery Date” shall have the meaning set forth in the definition of “Applicable Commitment Fee Margin”.

“Applicable Margin” means:

(a) For Term A-1 Loans, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
≥3.50:1	0.250%	1.250%
< 3.50:1 and ≥ 2.00:1	0.000%	1.000%
< 2.00:1 and ≥ 1.50:1	0.000%	0.875%
< 1.50:1	0.000%	0.750%

(b) For Revolving A-1 Loans, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
≥ 2.00:1	1.500%	2.500%
< 2.00:1 and ≥ 1.50:1	1.250%	2.250%
< 1.50:1	1.125%	2.125%

(c) For Term B Loans, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
≥ 3.00:1	0.500%	1.500%
< 3.00:1	0.250%	1.250%

(d) For Term C Loans, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
≥ 2.00:1	1.250%	2.250%
< 2.00:1 and ≥ 1.50:1	1.125%	2.125%
< 1.50:1	1.000%	2.000%

(e) For Term D Loans, (i) 1.25% with respect to Term D Loans maintained as Base Rate Loans and (ii) 2.25% with respect to Term D Loans maintained as LIBO Rate Loans.

(f) For Revolving A-2 Loans, Term E Loans and Designated Additional Term E Loans, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
≥ 3.75:1	1.250%	2.250%
< 3.75:1 and ≥ 2.75:1	1.000%	2.000%
< 2.75:1 and ≥ 1.50:1	0.875%	1.875%
<1.50:1	0.750%	1.750%

Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Net Debt to EBITDA Ratio), the Applicable Margin for all Revolving A-2 Loans, Term E Loans and Designated Additional Term E Loans from the Restatement Effective Date through (and including) the date of delivery of the Compliance Certificate (pursuant to clause (c) of Section 7.1.1) in respect of the first Fiscal Quarter ending after the Restatement Effective Date shall be (i) 1.25% for Base Rate Loans and (ii) 2.25% for LIBO Rate Loans.

(g) For Term F Loans and Designated Additional Term F Loans, the applicable percentage set forth below corresponding to the relevant Net Debt to EBITDA Ratio:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
≥ 3.75:1	2.000%	3.000%
< 3.75:1	1.750%	2.750%

(h) The Applicable Margin for Designated New Term Loans and Designated Additional Revolving Loans shall be determined pursuant to Section 2.1.6(a).

(i) The Applicable Margin for any Revolver Repayment Term Loan shall be determined pursuant to Section 2.1.6(b).

(j) The Applicable Margin for any Other Term Loan shall be set forth in the Loan Modification Agreement relating thereto.

(k) The Applicable Margin for any Other Revolving Loan shall be set forth in the Loan Modification Agreement relating thereto.

For purposes of clauses (a), (b), (c), (d) and (f) above and, to the extent applicable, clauses (h), (i), (j) and (k) above, subject to Section 4.7, the Net Debt to EBITDA Ratio used to compute the Applicable Margin shall be the Net Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Net Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower fails to deliver a Compliance Certificate on or prior to the Applicable Delivery Date, the Applicable Margin for any Tranche of Loans from and including the day after the Applicable Delivery Date to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall equal the highest Applicable Margin for such Tranche of Loans set forth above.

“Applicable Percentage” means, if on the last day of the applicable Fiscal Year, the Net Debt to EBITDA Ratio is (i) greater than or equal to 4.50:1, 50%, (ii) less than 4.50:1 but greater than or equal to 3.50:1, 25%, and (iii) less than 3.50:1, 0%.

“ARTAL” means Artal Holdings Sp. z o.o., Succursale de Luxembourg.

“Assignee Lender” is defined in Section 11.11.1.

“Authorized Officer” means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders in writing from time to time.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(a) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“Borrower” is defined in the preamble.

“Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

“Borrowing Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

“Business Day” means

(a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City; and

(b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in U.S. Dollars are carried on in the London interbank market.

“Capital Expenditures” means for any period, the sum, without duplication, of

(a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

(b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

“Capital Securities” means, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Capitalized Lease Liabilities” means, without duplication, all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on the Restatement Effective Date (whether or not such leases were in effect on the Restatement Effective Date) shall continue to be accounted for as operating leases (and not as capital leases and not as Capitalized Lease Liabilities) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as capital leases or Capitalized Lease Liabilities.

“Cash Equivalent Investment” means, at any time:

(a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

(b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

(i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody’s, or

(ii) any Lender which is an Eligible Institution (or its holding company);

(c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

(i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

(ii) any Lender;

(d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody’s or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

(e) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days; or

(f) in the case of any Subsidiary of the Borrower organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign ratings agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors); provided that the aggregate face amount outstanding at any time of such investments of all foreign Subsidiaries of the Borrower made pursuant to this clause (iii) does not exceed $50,000,000.

“Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, purchase cards, interest and fees and interstate depository network services) provided to the Borrower or any Subsidiary.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means

(a) any “person” or “group” (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Sections 13(d) and 14(d) of the Exchange Act) of persons (other than the Permitted ARTAL Investor Group) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act) of more than 35% of the total voting power in the aggregate of all classes of Capital Securities of the Borrower then outstanding entitled to vote generally in elections of directors of the Borrower;

(b) at all times, as applicable, individuals who on the Restatement Effective Date constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a member of the Permitted ARTAL Investor Group or a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

(c) at all times, as applicable, the failure of the Borrower to own, directly or indirectly and free and clear of all Liens (other than in favor of the Administrative Agent pursuant to a Loan Document), all of the outstanding shares of Capital Securities of each of UKHC1, UKHC2 and WW Australia (other than shares of Capital Securities issued pursuant to a Local Management Plan), in each case on a fully diluted basis; or

(d) the occurrence of any “Change of Control” (or similar term) under (and as defined in) any Sub Debt Document or any other document evidencing Indebtedness in excess of $25,000,000.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Documents” means, collectively, the Security Agreements, the Pledge Agreements and any Mortgages.

“Commitment” means, as the context may require, a Lender’s Letter of Credit Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term E Loan Commitment or Term F Loan Commitment.

“Commitment Amount” means, as the context may require, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount, the Term E Loan Commitment Amount or the Term F Loan Commitment Amount.

“Commitment Termination Event” means

(a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 9.1.9; or

(b) the occurrence and continuance of any other Event of Default and either

(i) the declaration of the Loans to be due and payable pursuant to Section 9.3, or

(ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Compliance Certificate” means a certificate duly completed and executed by the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

“Connection Income Taxes” means, with respect to any Secured Party, Taxes imposed by any jurisdiction as a result of any former or present connection between such Secured Party and such jurisdiction (other than a connection arising from a Secured Party entering into this Agreement), to the extent such Taxes are imposed on or measured by net income (however denominated) or are franchise Taxes or branch profits Taxes.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Copyright Security Agreement” means the Copyright Security Agreement, dated September 29, 1999, delivered by the Borrower and each of its U.S. Subsidiaries party thereto in favor of the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified.

“Credit Extension” means, as the context may require,

(a) the making of a Loan by a Lender; or

(b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by the Issuer.

“Credit Party” means the Administrative Agent, each Issuer, the Swing Line Lender and each other Lender.

“Current Assets” means, on any date, without duplication, all assets (other than cash) which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are other than arm’s-length and in the ordinary course of its business).

“Current Liabilities” means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, excluding current maturities of Indebtedness.

“Debt” means the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clauses (a), (b), (c) and (e) of the definition of “Indebtedness” or any Contingent Liability in respect thereof.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Additional Revolving Loan” shall mean the revolving Loans made pursuant to a Designated Additional Revolving Loan Commitment provided pursuant to Section 2.1.6(a)(i)(B).

“Designated Additional Revolving Loan Commitments” is defined in Section 2.1.6.

“Designated Additional Revolving Loan Commitment Amount” means, the aggregate amount of the Designated Additional Revolving Loan Commitments provided pursuant to Section 2.1.6(a)(i)(B), as such amount may be reduced from time to time pursuant to Section 2.2.

“Designated Additional Revolving Loan Commitment Termination Date” shall mean the earliest of

(a) the termination date to be determined pursuant to Section 2.1.6(a);

(b) the date on which such Designated Additional Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Designated Additional Revolving Loan Commitments provided pursuant to Section 2.1.6(a)(i)(B) shall terminate automatically and without any further action.

“Designated Additional Term E Loans” is defined in Section 2.1.6(a).

“Designated Additional Term F Loans” is defined in Section 2.1.6(a).

“Designated New Loan” means, as the context requires, a Designated Additional Term E Loan, a Designated Additional Term F Loan and/or a Designated New Term Loan.

“Designated New Term Loans” is defined in Section 2.1.6(a).

“Designated Subsidiary” means The Weight Watchers Foundation, Inc., a New York not-for-profit corporation.

“Disbursement” is defined in Section 2.6.2.

“Disbursement Date” is defined in Section 2.6.2.

“Disbursement Due Date” is defined in Section 2.6.2.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

“Disposition” (or correlative words such as “Dispose”) means any sale, transfer, lease contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower’s or its Subsidiaries’, assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of transactions.

“Documentation Agents” means Bank of America, N.A., Fifth Third Bank, US Bank National Association, Mizuho Corporate Bank, Ltd. and TD Bank, N.A.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

“EBITDA” means, for any applicable period, the sum (without duplication) of

(a) Net Income,

plus

(b) the amount deducted, in determining Net Income, representing amortization of assets (including amortization with respect to goodwill, deferred financing costs, other non-cash interest and all other intangible assets), plus

(c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of the Borrower and its Subsidiaries,

plus

(d) Interest Expense,

plus

(e) the amount deducted, in determining Net Income, representing depreciation of assets,

plus

(f) an amount equal to all non-cash charges deducted in arriving at Net Income,

plus

(g) an amount equal to all minority interest charges deducted in determining Net Income (net of Restricted Payments made in respect of such minority interest),

plus

(h) non-cash share-based compensation expense,

plus

(i) the amount deducted, in determining Net Income, due to foreign currency translation required by FASB 52 or FASB 133 arising after June 30, 1997,

minus

(j) an amount equal to the amount of all non-cash credits included in arriving at Net Income.

“Effective Yield” shall mean, as to any loans of any class, the effective yield to maturity on such loans as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in the manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the remaining weighted average life to maturity of such loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such loans, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, customary consent fees for an amendment paid generally to consenting Lenders; provided that, with respect to any loans that include a “LIBOR floor”, (1) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such loans for the purpose of calculating the Effective Yield and (2) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield. For purposes of determining the Effective Yield with respect to any Repricing Transaction that shall result in Indebtedness with a fixed rate of interest or other rate of interest not based on the LIBO Rate or the Base Rate plus an applicable margin, then solely for purposes of comparing the effective yield to maturity of such Indebtedness and the Term F Loans, the Term F Loans shall have an implied rate of interest determined by utilizing the rate that is or would be in effect with respect to such Term F Loans at the relevant date of determination.

“Eligible Institution” means a financial institution that either (a) has combined capital and surplus of not less than $500,000,000 or its equivalent in Foreign Currency, whose long-term certificate of deposit rating or long-term senior unsecured debt rating is rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s or an equivalent or higher rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments or (b) is reasonably acceptable to the Administrative Agent and, in the case of assignments of a Revolving Loan and/or a Revolving Loan Commitment, the Issuer.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” is defined in Section 9.1.

“Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of

(a) EBITDA for such Fiscal Year;

over

(b) the sum, without duplication for such Fiscal Year, of:

(i) Interest Expense;

plus

(ii) scheduled payments and optional and mandatory prepayments (other than such prepayments made under clause (b) of Section 3.1.1), to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of the Revolving Loans pursuant to clause (c) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount;

plus

(iii) all federal, state and foreign income taxes actually paid in cash by the Borrower and its Subsidiaries;

plus

(iv) Capital Expenditures actually made (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness to a vendor of any assets permitted to be acquired pursuant to Section 7.2.8 to finance the acquisition of such assets);

plus

(v) the amount of the net increase (or minus a net decrease), of Current Assets over Current Liabilities of the Borrower and its Subsidiaries from the last day of the immediately preceding Fiscal Year (except as a result of a reclassification during such period in accordance with GAAP of items from short term to long term or vice versa);

plus

(vi) Investments permitted and actually made pursuant to clauses (d), (g), (i) and (j) of Section 7.2.5;

plus

(vii) Restricted Payments (other than in connection with the 2012 Self Tender or the 2012 Affiliate Purchase) permitted and actually made pursuant to Section 7.2.6;

plus

(viii) the aggregate cash consideration amount of Permitted Acquisitions actually made;

plus

(ix) non-recurring charges incurred in connection with a Franchise Acquisition.

“Existing Credit Agreement” is defined in the first recital.

“Existing Lenders” is defined in the first recital.

“Existing Loans” is defined in clause (e) of the first recital.

“Existing Revolving Loans” is defined in clause (e) of the first recital.

“Existing Swing Line Loans” is defined in clause (e) of the first recital.

“Extension Notice” means a written notice of extension duly executed by an Authorized Officer of the Borrower pursuant to which the Borrower shall notify the Lenders of the Borrower’s election to extend the New Term Loan Commitment Termination Date pursuant to clause (e) of Section 2.2.2, which notice shall specify the date to which the New Term Loan Commitment Termination Date is being extended and shall include a representation and warranty by the Borrower that as of the date of such notice the statements made in Section 5.2.1 are true and correct (with any reference to “Credit Extension” in Section 5.2.1 being deemed a reference to “Extension Notice” for purposes of any Extension Notice).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to

(a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, (a) the confidential fee letter, dated as of April 8, 2010, between the Borrower and the Administrative Agent, (b) the confidential arranger fee letter dated as of March 1, 2012, among the Borrower, the Lead Arrangers and certain lending Affiliates thereof, and (c) each confidential fee letter dated as of March 1, 2012, among the Borrower, a Lead Arranger and a lending Affiliate thereof, in each case, as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms thereof.

“First Amendment” means the First Amendment to the Existing Credit Agreement, dated as of January 26, 2007, among the Borrower, the Lenders and the Administrative Agent.

“First Amendment Effective Date” is defined in Section 3.1 of the First Amendment.

“Fiscal Quarter” means any three-month period ending on the Saturday closest to March 31, June 30, September 30, or December 31 of any Fiscal Year.

“Fiscal Year” means any year ending on the Saturday closest to December 31 (e.g., the “2012 Fiscal Year” refers to the Fiscal Year ending on December 29, 2012).

“Foreign Currency” means any currency other than U.S. Dollars.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“FPL” means Fortuity Pty. Ltd. (ACN 007 148 683), an Australian company incorporated in the State of Victoria which operates the Weight Watchers classroom franchise and business in Victoria.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Franchise Acquisition” means the acquisition of any Weight Watchers franchise by the Borrower or one of its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local (or the equivalent thereof), and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranties” means, collectively, (a) the Subsidiary Guaranty and (b) each other guaranty delivered from time to time pursuant to the terms of this Agreement.

“Guarantor” means any Person which has or may issue a Guaranty hereunder.

“Hazardous Material” means

(a) any “hazardous substance”, as defined by CERCLA or equivalent applicable foreign law;

(b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended or equivalent applicable foreign law;

(c) any petroleum product; or

(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, including but not limited to Rate Protection Agreements.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary or group of Subsidiaries of the Borrower having assets as at the end of or EBITDA for the immediately preceding four Fiscal Quarter period for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1 of less than 5% of total assets of the Borrower and its Subsidiaries or $2,000,000, respectively, individually or in the aggregate.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statement; or

(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

“including” means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments for borrowed money in respect thereof;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

(d) net liabilities of such Person under all Hedging Obligations;

(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than indebtedness (excluding prepaid interest thereon and interest not yet due) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to specific property financed with such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value (determined on a basis reasonably acceptable to the Administrative Agent) of such property or the principal amount of such Indebtedness, whichever is less; and

(f) all Contingent Liabilities of such Person in respect of any of the foregoing;

provided, that, Indebtedness shall not include unsecured Indebtedness incurred in the ordinary course of business in the nature of accrued liabilities and open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding the Indebtedness incurred through the borrowing of money or Contingent Liabilities in connection therewith. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated September 29, 1999, by each of the Obligors in favor of the Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Coverage Ratio” means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

(a) EBITDA (for such period)

to

(b) Interest Expense (for such period).

“Interest Expense” means, for any Fiscal Quarter, the aggregate consolidated cash interest expense (net of interest income) of the Borrower and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

“Interest Period” means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3.1 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six or, if within the capabilities of each applicable Lender, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

(a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

(b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

(c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

(d) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

“Investment” means, relative to any Person,

(a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

(b) any ownership or similar interest held by such Person in any other Person; and

(c) any purchase or other acquisition of all or substantially all of the assets of any Person or any division thereof.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

“Investment Grade Rating” means a corporate credit rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investment Grade Rating Date” means the date on which (a) the corporate credit rating assigned to the Borrower is an Investment Grade Rating; (b) no Default shall have occurred and be continuing; and (c) all Term B Loans, Term D Loans and Term F Loans shall have been repaid in full.

“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

“Issuer” means, collectively, Scotiabank or JPMCB, each in its individual capacity hereunder as issuer of the Letters of Credit and such other Lender as may be designated by Scotiabank (and agreed to by the Borrower and such Lender) in its individual capacity as the issuer of Letters of Credit.

“Lead Arrangers” means JPMorgan, CS Securities, MLPFS and Scotiabank.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

“Lenders” is defined in the preamble.

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

(a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower or any of its Subsidiaries’ or any of their respective predecessors’ properties;

(b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.11;

(c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

(d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

“Letter of Credit” is defined in Section 2.1.3.

“Letter of Credit Commitment” means, with respect to the Issuer, the Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount of $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of

(a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

(b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

“LIBO Rate” means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which U.S. Dollar deposits in immediately available funds are offered to the Administrative Agent’s LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent’s LIBO Rate Loan and for a period approximately equal to such Interest Period.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00—LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period; provided that, notwithstanding the foregoing, in the case of Term F Loans, the LIBO Rate (Reserve Adjusted) shall at no time be less than 1.00% per annum.

“LIBOR Office” means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in the Lender Assignment

Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

“LIBOR Reserve Percentage” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means, as the context may require, a Revolving A-1 Loan, a Revolving A-2 Loan, a Swing Line Loan, a Term A-1 Loan, a Term B Loan, a Term C Loan, a Term D Loan, a Term E Loan, a Term F Loan, an Other Term Loan, an Other Revolving Loan, a Designated New Loan, a Designated Additional Revolving Loan and a Revolver Repayment Term Loan.

“Loan Document” means this Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender relating to Hedging Obligations of the Borrower or any of its Subsidiaries, the Fee Letters, each Pledge Agreement, each Guaranty, each Security Agreement, the Intercompany Subordination Agreement, each Loan Modification Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Guarantors and one or more Accepting Lenders.

“Loan Modification Offer” is defined in Section 11.19(a).

“Local Management Plan” means an equity plan or program for the sale or issuance of Capital Securities of a Subsidiary in an amount not to exceed 5% of the outstanding common equity of such Subsidiary to local management or a plan or program in respect of Subsidiaries of the Borrower whose principal business is conducted outside of the United States.

“Material Adverse Effect” means (a) a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment other than an event or set of circumstances described in clause (a) of the ability of any Obligor (other than any Immaterial Subsidiary) to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under, this Agreement or any other Loan Document.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including clause (b) of Section 7.1.8, as such Mortgage or Deed of Trust is amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Net Debt to EBITDA Ratio” means, as of the last day of any Fiscal Quarter, the ratio of

(a) Debt outstanding on the last day of such Fiscal Quarter (less the amount of cash and Cash Equivalent Investments of the Borrower and its Subsidiaries as of such date)

to

(b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Net Disposition Proceeds” means, with respect to a Permitted Disposition of the assets of the Borrower or any of its Subsidiaries, the excess of

(a) the gross cash proceeds received by the Borrower or such Subsidiary from any Permitted Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect of any Permitted Disposition, less

(b) the sum of

(i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Permitted Disposition which have not been paid to Affiliates of the Borrower,

(ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition, and

(iii) payments made by the Borrower or any of its Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of its Subsidiaries where payment of such Indebtedness is required in connection with such Permitted Disposition;

provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (b) of Section 3.1.1, as Net Disposition Proceeds.

Notwithstanding the foregoing, Net Disposition Proceeds shall not include fees or other amounts paid to the Borrower or its Subsidiaries in respect of a license of intellectual property (not related to the classroom business of the Borrower or its Subsidiaries) having customary terms and conditions for similar licenses.

“Net Income” means, for any period, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary gains and extraordinary losses.

“New Term Loan Commitment Termination Date” means the date that is the tenth Business Day following the Restatement Effective Date, as such date may be extended from time to time pursuant to clause (e) of Section 2.2.2.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes” means any taxes other than (i) net income and franchise taxes imposed with respect to any Secured Party by a Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office, (ii) any taxes imposed on a Secured Party by any jurisdiction as a result of any former or present connection between such Secured Party and such jurisdiction other than a connection arising from a Secured Party entering into this Agreement or making any Loan and (iii) any U.S. federal withholding Taxes imposed under FATCA.

“Non-Guarantor Subsidiary” means the Designated Subsidiary and any other Subsidiary of the Borrower other than any Person which has or may issue a Guaranty hereunder.

“Non-U.S. Lender” means any Lender that is not a “United States person” (as such term is defined in section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

“Note” means, as the context may require, a Revolving Note, a Swing Line Note, a Registered Note, a Term A-1 Note, a Term B Note, a Term C Note, a Term D Note, a Term E Note, a Term F Note or any promissory note representing a Designated New Loan, Other Term Loan, Other Revolving Loan, Designated Additional Revolving Loan or Revolver Repayment Term Loan.

“Obligations” means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, each Letter of Credit and each other Loan Document, and all Hedging Obligations and Cash Management Obligations owed to a Lender or an Affiliate thereof (or a Person who was a Lender or an Affiliate thereof at the time such Hedging Obligation or Cash Management Obligation, as applicable, was entered into) (unless such Lender or such Affiliate otherwise agrees in writing), including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Obligor” means the Borrower or any other Person (other than any Agent, any Lender or the Issuer) obligated under any Loan Document.

“Organic Document” means, relative to any Obligor, its certificate of incorporation, and its by-laws (or other similar organizational and/or governing documents) and all shareholder agreements, voting trusts and similar arrangements (or the foreign equivalent thereof) applicable to any of its authorized shares of Capital Securities.

“Original Effective Date” means May 8, 2006.

“Other Revolving Loans” shall mean the revolving loans made pursuant to an Other Revolving Loan Commitment.

“Other Revolving Loan Commitments” shall mean one or more Tranches of revolving loan commitments that result from a Permitted Amendment effected pursuant to a Loan Modification Offer.

“Other Revolving Loan Commitment Amount” means, the aggregate amount of the Other Revolving Loan Commitments, as such amount may be reduced from time to time pursuant to Section 2.2.

“Other Revolving Loan Commitment Termination Date” shall mean the earliest of

(a) the termination date set forth in the applicable Loan Modification Agreement;

(b) the date on which such Other Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Other Revolving Loan Commitments shall terminate automatically and without any further action.

“Other Taxes” means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

“Other Term Loan Repayment Date” shall mean each date on which the principal of any Other Term Loan is scheduled to be repaid, as set forth in the applicable Loan Modification Agreement.

“Other Term Loans” shall mean one or more Tranches of term loans that result from a Permitted Amendment effected pursuant to a Loan Modification Offer.

“Participant” is defined in Section 11.11.2.

“Participant Register” is defined in Section 11.11.3(b).

“Patent Security Agreement” means the Patent Security Agreement, dated September 29, 1999, by the Borrower and each of its U.S. Subsidiaries in favor of the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor entity.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer as defined in section 4001(a)(2) of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Percentage” means, relative to any Lender, the applicable percentage relating to Term A-1 Loans, Term B Loans, Term C Loans, Term D Loans, Term E Loans, Term F Loans, any Other Term Loans, any Revolver Repayment Term Loans, any Tranche of Designated New Loans, Swing Line Loans, Revolving A-1 Loans, Revolving A-2 Loans, Designated Additional Revolving Loans or Other Revolving Loans, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) and the Loan Modification Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to (a) Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 or (b) Loan Modification Agreement(s) executed by such Lender(s) and delivered pursuant to Section 11.19, as the case may be. For purposes of determining any Lender’s Percentage with respect to its Revolving Loan Commitment, such Lender’s Percentage shall be the sum of its Revolving A-1 Loan Commitment, Revolving A-2 Loan Commitment, Designated Additional Revolving Loan Commitment provided pursuant to Section 2.1.6(a)(i)(B) and its Other Revolving Loan Commitment divided by the Revolving Loan Commitments of all Revolving Lenders (expressed as a percentage) as such percentage may be adjusted from time to time pursuant to (a) Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 or (b) Loan Modification Agreement(s) executed by such Lender(s) and delivered pursuant to Section 11.19, as the case may be. A Lender shall not have any Commitment to make a particular Tranche of Loans (as the case may be) if its percentage under the respective column heading is zero.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Borrower or any of the Subsidiaries from any Person of a business in which the following conditions are satisfied:

(a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

(b) if the acquisition is of Capital Securities of a Person such Person becomes a Subsidiary; and

(c) in the event the aggregate amount of consideration (including cash and incurrence or assumption of Indebtedness) exceeds $75,000,000 for such acquisition, the Borrower shall have delivered to the Agents a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.

“Permitted Amendments” is defined in Section 11.19(c).

“Permitted ARTAL Investor Group” means ARTAL, any of its Subsidiaries and its direct and indirect parent entities.

“Permitted Disposition” means a Disposition in accordance with the terms of clause (b) (other than as permitted by clause (a)) of Section 7.2.9.

“Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Pledge Agreements” means, collectively, (a) the WWI Pledge Agreement and (b) each other pledge agreement delivered from time to time pursuant to clause (a)(ii) of Section 7.1.7, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Post-Closing Letter Agreement” means the Post-Closing Letter Agreement dated as of the Restatement Effective Date between the Borrower and the Administrative Agent.

“Qualified Assets” is defined in clause (b) of Section 3.1.1.

“Quarterly Payment Date” means the last day of each March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Rate Protection Agreements” means, collectively, arrangements entered into by any Person designed to protect such Person against fluctuations in interest rates or currency exchange rates, pursuant to the terms of this Agreement.

“Reference Rate” shall mean, on any day, an interest rate per annum equal to the LIBO Rate for a three-month Interest Period commencing on such date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Borrower or any of its Subsidiaries existing on the Original Effective Date or otherwise permitted hereunder, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(iii) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) or accreted value that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (in the case of any undrawn Letters of Credit or unused Commitments) (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Borrower or (B) Indebtedness of the Borrower or a Subsidiary that Refinances Indebtedness of another Subsidiary.

“Refunded Swing Line Loans” is defined in clause (b) of Section 2.3.2.

“Register” is defined in Section 11.11.3.

“Registered Note” means a promissory note of the Borrower payable to any Registered Noteholder, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Registered Noteholder” means any Lender that has been issued a Registered Note.

“Reimbursement Obligation” is defined in Section 2.6.3.

“Related Fund” means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is advised, controlled or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor or collateralized debt or loan obligation fund advised, managed or operated by a Lender or an Affiliate of a Lender.

“Release” means a “release”, as such term is defined in CERCLA.

“Replacement Notice” is defined in Section 4.11.

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Term F Loans into a new class of replacement term loans under this Agreement) (i) having an Effective Yield that is less than the Effective Yield for the Term F Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, which is deemed to prepay or replace), in whole or in part, outstanding principal of Term F Loans or (b) any effective reduction in the Effective Yield for the Term F Loans (by way of amendment, waiver or otherwise); provided that any prepayment of Term F Loans upon the occurrence of a Change in Control shall be deemed not to constitute a Repricing Transaction. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term F Loans.

“Required Lenders” means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

“Restatement Effective Date” is defined in Section 8 of the Amendment Agreement.

“Restricted Payments” is defined in Section 7.2.6.

“Revolver Repayment Term Loan” is defined in clause (b) of Section 2.1.6.

“Revolving A-1 Lender” is defined in clause (a) of Section 2.1.2.

“Revolving A-1 Loans” is defined in clause (a) of Section 2.1.2.

“Revolving A-1 Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender (initially established as a 2014 Revolving Loan Commitment (as defined in the 2010 Loan Modification Agreement) pursuant to Section 2.2(a) of the 2010 Loan Modification Agreement) to make Revolving A-1 Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving A-1 Loans and participations as a Revolving A-1 Lender in Letter of Credit Outstandings and Swing Line Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.2, (b) reduced pursuant to Section 5 of the Amendment Agreement or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11. The initial amount of each Lender’s Revolving A-1 Loan Commitment is set forth on Schedule I to the 2010 Loan Modification Agreement, or in the Lender Assignment Agreement pursuant to which such Lender shall have assumed its Revolving A-1 Loan Commitment, as applicable.

“Revolving A-1 Loan Commitment Amount” means (a) on any date prior to the Restatement Effective Date, $332,647,058.84, as such amount may have been reduced from time to time pursuant to Section 2.2, and (b) on any day on or after the Restatement Effective Date, $70,676,470.58, as such amount may be reduced from time to time pursuant to Section 2.2.

“Revolving A-1 Loan Commitment Termination Date” means the earliest of

(a) June 30, 2014;

(b) the date on which the Revolving A-1 Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Revolving A-1 Loan Commitments shall terminate automatically and without any further action.

“Revolving A-2 Lender” is defined in clause (b) of Section 2.1.2.

“Revolving A-2 Loans” is defined in clause (b) of Section 2.1.2.

“Revolving A-2 Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving A-2 Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving A-2 Loans and participations as a Revolving A-2 Lender in Letter of Credit Outstandings and Swing Line Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.2, (b) increased from time to time pursuant to Section 2.1.6(a)(i)(A) or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11. The initial amount of each Lender’s Revolving A-2 Loan Commitment is set forth on Schedule II-A to the Amendment Agreement, or in the Lender Assignment Agreement or the applicable documentation pursuant to Section 2.1.(6)(i)(A) pursuant to which such Lender shall have assumed its Revolving A-2 Loan Commitment, as applicable.

“Revolving A-2 Loan Commitment Amount” means, on any date, $261,970,588.26, as such amount may be (a) reduced from time to time pursuant to Section 2.2 or (b) increased pursuant to Section 2.1.6(a)(i)(A).

“Revolving A-2 Loan Commitment Termination Date” means the earliest of

(a) March 15, 2017;

(b) the date on which the Revolving A-2 Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Revolving A-2 Loan Commitments shall terminate automatically and without any further action.

“Revolving Lender” means any Lender which has a Percentage of the Revolving Loan Commitment.

“Revolving Loan” means, collectively, the Revolving A-1 Loans, the Revolving A-2 Loans, the Designated Additional Revolving Loans and the Other Revolving Loans.

“Revolving Loan Commitment” means, collectively, the Revolving A-1 Loan Commitments, the Revolving A-2 Loan Commitments, the Designated Additional Revolving Loan Commitments provided pursuant to Section 2.1.6(a)(i)(B) and the Other Revolving Loan Commitments.

“Revolving Loan Commitment Amount” means, collectively, the Revolving A-1 Loan Commitment Amount, the Revolving A-2 Loan Commitment Amount, the Designated Additional Revolving Loan Commitment Amount and the Other Revolving Loan Commitment Amount.

“Revolving Loan Commitment Termination Date” means the Revolving A-1 Loan Commitment Termination Date, the Revolving A-2 Loan Commitment Termination Date, the Designated Additional Revolving Loan Commitment Termination Date with respect to any Tranche of Designated Additional Revolving Loan Commitments or the Other Revolving Loan Commitment Termination Date with respect to any Tranche of Other Revolving Loan Commitments, as the context requires.

“Revolving Note” means a promissory note of the Borrower payable to a Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Scotiabank” is defined in the preamble.

“Secured Parties” means, collectively, the Lenders, the Issuer, the Administrative Agent, the Lead Arrangers, each holder of Cash Management Obligations and counterparty to a Rate Protection Agreement that is (or, in each case, at the time such Rate Protection Agreement or arrangement in respect of Cash Management Obligations was entered into, was) a Lender or an Affiliate thereof and (in each case) and each of their respective successors, transferees and assigns.

“Security Agreements” means, collectively, (a) the WWI Security Agreement, (b) the Patent Security Agreements, the Trademark Security Agreements and the Copyright Security Agreements and (c) each other security agreement executed and delivered from time to time pursuant to clause (b)(i) of Section 7.1.7, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Senior Debt” means all Debt other than Subordinated Debt.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Amount” of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

“Stated Expiry Date” is defined in Section 2.6.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stated Maturity Date” means

(a) in the case of any Revolving A-1 Loan, June 30, 2014;

(b) in the case of any Revolving A-2 Loan, March 15, 2017;

(c) in the case of any Term A-1 Loan, January 26, 2013;

(d) in the case of any Term B Loan, January 26, 2014;

(e) in the case of any Term C Loan, June 30, 2015; provided that if as of October 24, 2013 the aggregate principal amount of the Term B Loans exceeds $250,000,000, then the Stated Maturity Date for Term C Loans shall be October 24, 2013;

(f) in the case of any Term D Loan, June 30, 2016;

(g) in the case of any Term E Loan or any Designated Additional Term E Loan, March 15, 2017;

(h) in the case of any Term F Loan or any Designated Additional Term F Loan, March 15, 2019;

(i) in the case of any Designated New Term Loan or Designated Additional Revolving Loan, as determined in accordance with Section 2.1.6(a);

(j) in the case of any Revolver Repayment Term Loan, as determined in accordance with Section 2.1.6(b);

(k) in the case of any Other Term Loan, the final maturity date of such Other Term Loan, as set forth in the applicable Loan Modification Agreement; and

(l) in the case of any Other Revolving Loan, the final maturity date of such Other Revolving Loan, as set forth in the applicable Loan Modification Agreement.

“Sub Debt Documents” means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

“Subordinated Debt” means any unsecured subordinated Debt of the Borrower which shall (a) contain subordination provisions that are no less favorable to the holders of “Senior Indebtedness”, “Senior Debt” or terms of similar import as used in the applicable Sub Debt Documents than subordination provisions customarily contained in such documents for such type of subordinated debt, (b) not provide for any amortization (in whole or in part) of the Debt issued thereunder prior to 6 months after the latest Stated Maturity Date in effect at the time of such issuance and (c) contain such other terms and conditions which, taken as a whole, are comparable to those customarily contained in Sub Debt Documents for such type of subordinated debt.

“Subordinated Guaranty” means, collectively, any guaranty executed from time to time by any Subsidiary of the Borrower pursuant to which the guarantor thereunder has any Contingent Liability with respect to any Subordinated Debt, such Contingent Liability to be subordinated on the same terms and conditions.

“Subordination Provisions” is defined in Section 9.1.11.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Securities (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Securities (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guaranty” means the Guaranty, dated September 29, 1999, by the signatories thereto in favor of the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

“Substitute Lender” is defined in Section 4.11.

“Swing Line Lender” means Scotiabank (or another Lender designated by Scotiabank with the consent of the Borrower, if such Lender agrees to be the Swing Line Lender hereunder), in such Person’s capacity as the maker of Swing Line Loans.

“Swing Line Loan” is defined in clause (e) of Section 2.1.2.

“Swing Line Loan Commitment” means, with respect to the Swing Line Lender, the Swing Line Lender’s obligation pursuant to clause (e) of Section 2.1.2 to make Swing Line Loans and, with respect to each Revolving Lender (other than the Swing Line Lender), such Revolving Lender’s obligation to participate in Swing Line Loans pursuant to Section 2.3.2.

“Swing Line Loan Commitment Amount” means, on any date, $20,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender, in substantially the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Syndication Agents” is defined in the preamble.

“Term A-1 Loans” means the Loans made on or after the First Amendment Effective Date in accordance with clause (b) of Section 2.1.6 of the Existing Credit Agreement in an original principal amount of $700,000,000.

“Term A-1 Note” means a promissory note of the Borrower, payable to the order of any Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A-1 Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term B Loans” means the Loans made on the First Amendment Effective Date in accordance with clause (b) of Section 2.1.6 of the Existing Credit Agreement in an original principal amount of $500,000,000.

“Term B Note” means a promissory note of the Borrower, payable to the order of any Lender, in the form of Exhibit A-6 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term C Loans” mean the Loans made on the 2010 Loan Modification Effective Date in accordance with Section 2(b) of the 2010 Loan Modification Agreement in an original principal amount of $454,479,565.04.

“Term C Note” means a promissory note of the Borrower, payable to the order of any Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), in form and substance reasonably satisfactory to the Administrative Agent, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term D Loans” mean the Loans made on the 2010 Loan Modification Effective Date in accordance with Section 2(c) of the 2010 Loan Modification Agreement in an original principal amount of $241,874,999.97.

“Term D Note” means a promissory note of the Borrower, payable to the order of any Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), in form and substance reasonably satisfactory to the Administrative Agent, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term D Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term E Lender” means any Lender which has a Percentage of the Term E Loan Commitment or a Term E Loan.

“Term E Loans” means, collectively, (a) the Loans into which some or all Term A-1 Loans and Term C Loans have been converted as of the Restatement Effective Date pursuant to Section 4 of the Amendment Agreement, (b) the Loans made on the 2012 Self Tender Funding Date pursuant to clause (e)(ii) of Section 2.1.1 and (c) the Loans made on the 2012 Affiliate Purchase Funding Date pursuant to clause (e)(iii) of Section 2.1.1.

“Term E Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term E Loans on the 2012 Self Tender Funding Date and the 2012 Affiliate Purchase Funding Date, expressed as an amount representing the maximum principal amount of the Term E Loans to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to

Section 2.2 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11. The initial amount of each Lender’s Term E Loan Commitment is set forth on Schedule I-E to the Amendment Agreement, or in the Lender Assignment Agreement pursuant to which such Lender shall have assumed its Term E Loan Commitment, as applicable.

“Term E Loan Commitment Amount” means $849,397,142.48, as such amount may be reduced from time to time pursuant to Section 2.2.

“Term E Note” means a promissory note of the Borrower, payable to the order of any Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), in form and substance reasonably satisfactory to the Administrative Agent, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term E Loans (including Designated Additional Term E Loans), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term F Lender” means any Lender which has a Percentage of the Term E Loan Commitment or a Term F Loan.

“Term F Loan” means, collectively, (a) the Loans into which some or all Term B Loans and Term D Loans have been converted as of the Restatement Effective Date pursuant to Section 4 of the Amendment Agreement and (b) the Loans made on the 2012 Self Tender Funding Date pursuant to clause (f)(ii) of Section 2.1.1.

“Term F Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term F Loans on the 2012 Self Tender Funding Date, expressed as an amount representing the maximum principal amount of the Term F Loans to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.2 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11. The initial amount of each Lender’s Term F Loan Commitment is set forth on Schedule I-F to the Amendment Agreement, or in the Lender Assignment Agreement pursuant to which such Lender shall have assumed its Term F Loan Commitment, as applicable.

“Term F Loan Commitment Amount” means $600,000,000.00, as such amount may be reduced from time to time pursuant to Section 2.2.

“Term F Note” means a promissory note of the Borrower, payable to the order of any Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), in form and substance reasonably satisfactory to the Administrative Agent, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term F Loans (including Designated Additional Term F Loans), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term Loans” means, collectively, the Term A-1 Loans, the Term B Loans, the Term C Loans, the Term D Loans, the Term E Loans, the Term F Loans, the Other Term Loans, the Revolver Repayment Term Loans and the Designated New Loans.

“Total Exposure Amount” means, on any date of determination, the then outstanding principal amount of all Term Loans and the sum of the then effective Revolving Loan Commitment Amount, Term E Loan Commitment Amount and Term F Loan Commitment Amount.

“Trademark Security Agreement” means the Trademark Security Agreement, dated September 29, 1999, by the Borrower and each of its U.S. Subsidiaries signatory thereto in favor of the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Tranche” means, as the context may require, the Loans constituting Term A-1 Loans, Term B Loans, Term C Loans, Term D Loans, Term E Loans, Term F Loans, Other Term Loans, Revolver Repayment Term Loans, Swing Line Loans, Revolving A-1 Loans, Revolving A-2 Loans, Other Revolving Loans, Designated Additional Revolving Loans or Designated New Loans and, when used in reference to any Commitment, the Commitments constituting Revolving A-1 Loan Commitments, Revolving A-2 Loan Commitments, Other Revolving Loan Commitments, Designated Additional Revolving Loan Commitments provided pursuant to Section 2.1.6(a)(i)(B), Swing Line Loan Commitments, Term E Loan Commitments or Term F Loan Commitments.

“2010 Loan Modification Agreement” means the Loan Modification Agreement dated as of April 8, 2010, among the Borrower, the various financial institutions party thereto as accepting lenders, the Administrative Agent and Bank of America, N.A., as documentation agent.

“2010 Loan Modification Effective Date” is defined in Section 4 of the 2010 Loan Modification Agreement.

“2012 Affiliate Purchase” means the purchase by the Borrower from ARTAL of up to the 2012 Maximum Amount of 2012 Shares in accordance with the terms of the 2012 Purchase Agreement, for an amount per 2012 Share not to exceed the price per share paid by the Borrower for the 2012 Shares tendered by the holders thereof in the 2012 Self Tender, in accordance with the terms of the 2012 Purchase Agreement.

“2012 Affiliate Purchase Funding Date” means a date not more than 12 Business Days following the 2012 Self Tender Funding Date and which shall be not earlier than one Business Day preceding the date (and not later than the date) on which the 2012 Affiliate Purchase is consummated.

“2012 Maximum Amount” means the number of 2012 Shares that may be purchased by the Borrower in the 2012 Affiliate Purchase in accordance with the terms of the 2012 Offer Documents.

“2012 Offer Documents” means, collectively, (i) the Offer to Purchase for Cash up to $720,000,000 in value of shares of the Borrower’s common stock (and the related Letter of Transmittal and other related offering materials) filed with the U.S. Securities and Exchange Commission on February 23, 2012 and (ii) the 2012 Purchase Agreement.

“2012 Purchase Agreement” means the Stock Purchase Agreement dated as of February 14, 2012, by and between the Borrower and ARTAL.

“2012 Self Tender” means the purchase by the Borrower from shareholders other than ARTAL and its Affiliates of up to $720,000,000 in value of shares of its common stock (the “2012 Shares”) for an amount per 2012 Share determined in accordance with the 2012 Offer Documents (but in any event not to exceed $83.00 per 2012 Share).

“2012 Self Tender Funding Date” means a date not earlier than one Business Day preceding the date on which 2012 Shares are accepted for purchase by the Borrower pursuant to the 2012 Self Tender (and not later than the date on which the purchase of such 2012 Shares is funded).

“2012 Shares” is defined in the definition of “2012 Self Tender”.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UKHC1” means Weight Watchers UK Holdings Ltd, a company incorporated under the laws of England.

“UKHC2” means Weight Watchers International Holdings Ltd, a company incorporated under the laws of England.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“U.S. Dollar” and the sign “$” mean lawful money of the United States.

“U.S. Lender” means any Lender that is a “United States person” (as such term is defined in section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof or the District of Columbia.

“Voting Stock” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Waiver” means an agreement in favor of the Administrative Agent for the benefit of the Lenders and the Issuer in form and substance reasonably satisfactory to the Administrative Agent.

“Welfare Plan” means a “welfare plan”, as such term is defined in section 3(1) of ERISA, and to which the Borrower or any of its Subsidiaries has any liability.

“Wholly-owned Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Securities (and all rights and options to purchase such Capital Securities) of which, other than directors’ qualifying shares or shares sold pursuant to Local Management Plans, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

“WW Australia” means Weight Watchers International Pty. Ltd. (ACN 070 836 449), an Australian company incorporated in the State of New South Wales and resident in Australia and the direct corporate parent of FPL.

“WWI Common Shares” means shares of common stock of the Borrower, no par value.

“WWI Pledge Agreement” means the Pledge Agreement, dated September 29, 1999, by the Borrower and its U.S. Subsidiaries signatory thereto in favor of the Administrative Agent, together with each supplement thereto delivered pursuant to clause (a)(ii) of Section 7.1.7, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“WWI Security Agreement” means the Security Agreement, dated September 29, 1999, by the Borrower and all U.S. Subsidiaries of the Borrower (other than the Designated Subsidiary), together with each supplement thereto delivered pursuant to clause (a)(i) of Section 7.1.7, as amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. Accounting and Financial Determinations. (a) All terms of an accounting or financial nature in this Agreement or any other Loan Document shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 7.2 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 7.2 or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

(b) With respect to any period of four consecutive Fiscal Quarters during which any Permitted Acquisition or permitted Disposition occurs (and for purposes of determining whether an acquisition is a Permitted Acquisition or a permitted Disposition under Section 7.2.9 or would result in a Default), the Net Debt to EBITDA Ratio shall be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition or Disposition (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings (net of continuing associated expenses) to the extent such cost savings are factually supportable and have been realized or are reasonably expected to be realized within 12 months following such Permitted Acquisition or Disposition, provided that all such adjustments shall be set forth in a reasonably detailed certificate of a financial Authorized Officer of the Borrower), using, for purposes of making such calculations, the historical financial statements of the Borrower and the Subsidiaries which shall be reformulated as if such Permitted Acquisition or Disposition, and any other Permitted Acquisitions or Disposition that have been consummated during the period, had been consummated on the first day of such period.

SECTION 1.5. Currency Conversions. If it shall be necessary for purposes of this Agreement to convert an amount in one currency into another currency, unless otherwise provided herein, the exchange rate shall be determined by reference to the New York foreign exchange selling rates (such determination to be made as at the date of the relevant transaction), as determined by the Administrative Agent (in accordance with its standard practices).

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

SECTION 2.1. Loan Commitments. On the terms and subject to the conditions of this Agreement (including Article V), the Lenders, the Swing Line Lender and the Issuer severally agree to the continuation of Existing Loans and to make Credit Extensions as set forth below.

SECTION 2.1.1. Term Loans and Term Loan Commitments:

(a) On or after the First Amendment Effective Date in accordance with clause (b) of Section 2.1.6 of the Existing Credit Agreement, the applicable Lenders made Term A-1 Loans to the Borrower in an aggregate principal amount of $700,000,000. No amounts paid or prepaid with respect to Term A-1 Loans may be reborrowed. All Term A-1 Loans that have not been converted into Term E Loans pursuant to the Amendment Agreement as of the Restatement Effective Date shall be continued as Term A-1 Loans hereunder.

(b) On the First Amendment Effective Date in accordance with clause (b) of Section 2.1.6 of the Existing Credit Agreement, the applicable Lenders made Term B Loans to the Borrower in an aggregate principal amount of $500,000,000. No amounts paid or prepaid with respect to Term B Loans may be reborrowed. All Term B Loans that have not been converted into Term F Loans pursuant to the Amendment Agreement as of the Restatement Effective Date shall be continued as Term B Loans hereunder.

(c) On the 2010 Loan Modification Effective Date in accordance with Section 2(b) of the 2010 Loan Modification Agreement, the applicable Lenders made Term C Loans to the Borrower in an aggregate principal amount of $454,479,565.04. No amounts paid or prepaid with respect to Term C Loans may be reborrowed. All Term C Loans that have not been converted into Term E Loans pursuant to the Amendment Agreement as of the Restatement Effective Date shall be continued as Term C Loans hereunder.

(d) On the 2010 Loan Modification Effective Date in accordance with Section 2(c) of the 2010 Loan Modification Agreement, the applicable Lenders made Term D Loans to the Borrower in an aggregate principal amount of $241,874,999.97. No amounts paid or prepaid with respect to Term D Loans may be reborrowed. All Term D Loans that have not been converted into Term F Loans pursuant to the Amendment Agreement as of the Restatement Effective Date shall be continued as Term D Loans hereunder.

(e) (i) On the Restatement Effective Date in accordance with Section 4 of the Amendment Agreement, Term A-1 Loans and Term C Loans of certain of the Lenders have been converted into Term E Loans hereunder in an aggregate principal amount of $334,859,995.09, (ii) subject to compliance by the Obligors with the terms of Section 8 of the Amendment Agreement, Section 2.1.4 and Section 5.3, in a single Borrowing occurring on the 2012 Self Tender Funding Date, each Lender that has a Term E Loan Commitment will make Term E Loans to the Borrower in an amount equal to such Lender’s applicable Percentage of the aggregate amount of the Borrowing of Term E Loans requested by the Borrower to be made on such day and (iii) subject to compliance by the Obligors with the terms of Section 8 of the Amendment Agreement, Section 2.1.4 and Section 5.3, in a single Borrowing occurring on the 2012 Affiliate Purchase Funding Date, each Lender that has a Term E Loan Commitment will make Term E Loans to the Borrower in an amount equal to such Lender’s applicable Percentage of the aggregate amount of the Borrowing of Term E Loans requested by the Borrower to be made on such day; provided that the Borrowing of Term E Loans on the 2012 Affiliate Purchase Funding Date may not exceed $780,000,000. No amounts paid or prepaid with respect to Term E Loans may be reborrowed.

(f) (i) On the Restatement Effective Date in accordance with Section 4 of the Amendment Agreement, Term B Loans and Term D Loans of certain of the Lenders have been converted into Term F Loans hereunder in an aggregate principal amount of $226,148,113.38 and (ii) subject to compliance by the Obligors with the terms of Section 8 of the Amendment Agreement, Section 2.1.4 and Section 5.3, in a single Borrowing occurring on the 2012 Self Tender Funding Date, each Lender that has a Term F Loan Commitment will make Term F Loans to the Borrower in an amount equal to such Lender’s applicable Percentage of the aggregate amount of the Borrowing of Term F Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term F Loans may be reborrowed.

SECTION 2.1.2. Revolving Loan Commitments and Swing Line Loan Commitment. Subject to compliance by the Obligors with the terms of Section 2.1.4 and Section 5.2, the Revolving Loans and Swing Line Loans will be continued and/or made as set forth below:

(a) From time to time on any Business Day occurring prior to the Revolving A-1 Loan Commitment Termination Date, each Lender that has a Revolving A-1 Loan Commitment (a “Revolving A-1 Lender”) will make loans (relative to such Lender, its “Revolving A-1 Loans”) to the Borrower in U.S. Dollars, equal to such Lender’s Percentage of the Revolving Loan Commitment attributable to its Revolving A-1 Loan Commitment multiplied by the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving A-1 Loans. All Existing Revolving Loans that have not been converted into Revolving A-2 Loans pursuant to the Amendment Agreement as of the Restatement Effective Date shall be continued as Revolving A-1 Loans hereunder.

(b) From time to time on any Business Day occurring on or after the Restatement Effective Date but prior to the Revolving A-2 Loan Commitment Termination Date, each Lender that has a Revolving A-2 Loan Commitment (a “Revolving A-2 Lender”) will make loans (relative to such Lender, its “Revolving A-2 Loans”) to the Borrower in U.S. Dollars, equal to such Lender’s Percentage of the Revolving Loan Commitment attributable to its Revolving A-2 Loan Commitment multiplied by the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving A-2 Loans; provided that, any Borrowing of Revolving A-2 Loans made on the 2012 Affiliate Purchase Date in a cumulative aggregate principal amount up to $56,602,857.52 shall be subject only to compliance by the Obligors with the terms of Section 8 of the Amendment Agreement, Section 2.1.4 and Section 5.3. All Existing Revolving Loans that have been converted into Revolving A-2 Loans pursuant to the Amendment Agreement as of the Restatement Effective Date shall be continued as Revolving A-2 Loans hereunder.

(c) From time to time on any Business Day commencing on the date set forth in the applicable Loan Modification Agreement but prior to the applicable Other Revolving Loan Commitment Termination Date, each Lender that has an Other Revolving Loan Commitment will make its Other Revolving Loans to the Borrower in U.S. Dollars, equal to such Lender’s Percentage of the Revolving Loan Commitment attributable to Other Revolving Loans multiplied by the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Other Revolving Loans.

(d) From time to time on any Business Day commencing on the date determined pursuant to Section 2.1.6(a) but prior to the applicable Designated Additional Revolving Loan Commitment Termination Date, each Lender that has a Designated Additional Revolving Loan Commitment provided pursuant to Section 2.1.6(a)(i)(B) will make its Designated Additional Revolving Loans to the Borrower in U.S. Dollars, equal to such Lender’s Percentage of the Revolving Loan Commitment attributable to Designated Additional Revolving Loans multiplied by the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Designated Additional Revolving Loans.

(e) From time to time on any Business Day occurring prior to the Revolving A-2 Loan Commitment Termination Date (or, if agreed to by the Swing Line Lender in a Loan Modification Agreement, any Other Revolving Loan Commitment Termination Date), the Swing Line Lender will make loans (relative to the Swing Line Lender, its “Swing Line Loans”) to the Borrower equal to the principal amount of the Swing Line Loans requested by the Borrower. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow such Swing Line Loans. All Existing Swing Line Loans shall be continued as Swing Line Loans hereunder.

SECTION 2.1.3. Letter of Credit Commitment. Subject to compliance by the Obligors with the terms of Section 2.1.5 and Section 5.2, from time to time on any Business Day occurring prior to the Revolving A-2 Loan Commitment Termination Date (or, if agreed to by the Issuer in a Loan Modification Agreement, any Other Revolving Loan Commitment Termination Date), the Issuer will:

(a) issue one or more standby or documentary letters of credit (each referred to as a “Letter of Credit”) for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

(b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving A-2 Loan Commitment Termination Date (or, if agreed to by the Issuer in a Loan Modification Agreement, any Other Revolving Loan Commitment Termination Date) and (y) one year from the date of such extension.

All Existing Letters of Credit shall be maintained as Letters of Credit hereunder.

SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to, and the Borrower shall not request that any Lender, make:

(a) [INTENTIONALLY OMITTED];

(b) any Revolving Loan or Swing Line Loan if, after giving effect thereto

(i) the aggregate outstanding principal amount of all the Revolving Loans and Swing Line Loans of all the Lenders with Revolving Loan Commitments, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the Revolving Loan Commitment Amount; or

(ii) the aggregate outstanding principal amount of all the Revolving Loans and participations in Swing Line Loans of such Lender with a Revolving Loan Commitment (other than the Swing Line Lender), together with such Lender’s Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender’s Percentage of the Revolving Loan Commitment Amount;

(c) any Swing Line Loan if after giving effect to the making of such Swing Line Loan, the outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount;

(d) any Term E Loan if, after giving effect thereto, the aggregate original principal amount of all the Term E Loans made pursuant to clauses (e)(ii) and (e)(iii) of Section 2.1.1 on and after the Restatement Effective Date

(i) of all Term E Lenders would exceed the Term E Loan Commitment Amount (for purposes of this clause, without giving effect to any reduction in the Term E Loan Commitment Amount on the 2012 Self Tender Funding Date pursuant to clause (d) of Section 2.2.2); or

(ii) of such Term E Lender would exceed such Lender’s Percentage of the Term E Loan Commitment Amount; or

(e) any Term F Loan if, any giving effect thereto, the aggregate original principal amount of all the Term F Loans made pursuant to clause (f)(ii) of Section 2.1.1 on and after the Restatement Effective Date

(i) of all Term F Lenders would exceed the Term F Loan Commitment Amount; or

(ii) of such Term F Lender would exceed such Lender’s Percentage of the Term F Loan Commitment Amount.

SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

SECTION 2.1.6. Additional Loans. (a) Designated Additional Loans. At any time that no Default has occurred and is continuing, the Borrower may notify the Administrative Agent that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $400,000,000 in commitments to provide (i) (A) additional Revolving A-2 Loan Commitments or (B) loans to be provided under a new tranche of revolving loans which have terms and conditions (including interest rate and maturity date), as mutually agreed to by the Borrower, the Administrative Agent and the Person(s) providing such new tranche of Loans (in either case, “Designated Additional Revolving Loan Commitments”), (ii) additional Term E Loans (“Designated Additional Term E Loans”), (iii) additional Term F Loans (“Designated Additional Term F Loans”) and/or (iv) loans to be provided under a new tranche of term loans (“Designated New Term Loans”) which have terms and conditions (including interest rate, premiums, fees, discounts, maturities and amortization schedule), as mutually agreed to by the Borrower, the Administrative Agent and the Person(s) providing such new tranche of Loans. Notwithstanding anything to the contrary herein, (i) the final maturity date of any new tranche of revolving loans described in clause (i)(B) above shall be no earlier than the Stated Maturity Date of the Revolving A-2 Loans and (ii) the final maturity date of any Designated New Term Loans shall be no earlier than the Stated Maturity Date of the Term E Loans. Upon receipt of any such notice, the Administrative Agent shall use commercially reasonable efforts to arrange for the Lenders or other Eligible Institutions to provide such additional commitments; provided that the Administrative Agent will first offer each of the Lenders that then has a Percentage of the Commitment or Loans of the type proposed to be obtained a pro rata portion of any such additional commitment. Nothing contained in this Section 2.1.6(a) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional commitments, (i) in the case of Designated Additional Revolving Loan Commitments of the type set forth in clause (i)(A) above, the Revolving A-2 Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided, (ii) subject to compliance with the terms of Section 5.2 and such other terms and conditions mutually agreed to among the Borrower, the Administrative Agent and the Lenders providing any such other commitments, Loans of the type requested by the Borrower will be made on the date as agreed among such Persons, (iii) the Percentages of the respective Lenders in respect of the applicable Commitment or type of Loan shall be proportionally adjusted (provided that the Percentage of each Lender shall not be increased without the consent of such Lender), (iv) at such time and in such manner as the Borrower and the Administrative Agent shall agree (it being understood that the Borrower and the Agents will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Lender to conform to the respective Percentages of the Revolving Loan Commitment of the Lenders and (v) the Borrower shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Administrative Agent may reasonably request. Any fees payable in respect of any commitment provided for in this Section 2.1.6(a) shall be as agreed to by the Borrower and the Administrative Agent. Any designation of a commitment hereunder (i) shall be irrevocable, (ii) shall reduce the amount of commitments that may be requested under this Section 2.1.6(a) pro tanto and (iii) shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000.

(b) Revolver Repayment Term Loans. At any time that no Default has occurred and is continuing, the Borrower may notify the Administrative Agent that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $200,000,000 in commitments to provide loans to be provided under a new tranche of term loans (“Revolver Repayment Term Loans”) which have terms and conditions (including interest rate, premiums, fees, discounts, maturities and amortization schedule), as mutually agreed to by the Borrower, the Administrative Agent and the Person(s) providing such new tranche of Loans. Notwithstanding anything to the contrary herein, the final maturity date of such Revolver Repayment Term Loans shall be no earlier than the Stated Maturity Date of the Term E Loans. Upon receipt of any such notice, the Administrative Agent, together with any applicable Additional Arranger, shall use commercially reasonable efforts to arrange for the Lenders, Affiliates of the Lenders, Related Funds or other Eligible Institutions to provide such additional commitments; provided that the Administrative Agent, together with any applicable Additional Arranger, will first offer each of the Lenders that then has a Percentage of the Revolving Loan Commitment a pro rata portion of any such additional commitment. Nothing contained in this Section 2.1.6(b) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional commitments, (i) subject to compliance with the terms of Section 5.2 and such other terms and conditions mutually agreed to among the Borrower, the Administrative Agent and the Lenders providing such commitments, the Revolver Repayment Term Loans will be made on the date as agreed among such Persons and (ii) the Borrower shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Administrative Agent may reasonably request. Any fees payable in respect of any commitment provided for in this Section 2.1.6(b) shall be as agreed to by the Borrower and the Administrative Agent. Any designation of a commitment hereunder (i) shall be irrevocable, (ii) shall reduce the amount of commitments that may be requested under this Section 2.1.6(b) pro tanto and (iii) shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000.

SECTION 2.2. Reduction and Termination of the Commitment Amounts. The Commitment Amounts are subject to reductions from time to time pursuant to this Section 2.2.

SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, (a) voluntarily reduce the Swing Line Loan Commitment Amount, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount (ratably in accordance with the Revolving A-1 Loan Commitment Amount, the Revolving A-2 Loan Commitment Amount, the Other Revolving Loan Commitment Amount and the Designated Additional Revolving Loan Commitment Amount, as then in effect), the Term E Loan Commitment Amount or the Term F Loan Commitment Amount or (b) voluntarily reduce the Revolving A-1 Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days’ prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer; provided that if after giving effect to such reduction the outstanding Revolving Loan Commitments are greater than zero, then, in such manner as the Borrower and the Administrative Agent shall agree (it being understood that the Borrower and the Administrative Agent will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), (x) the Revolving Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Revolving Lender to conform to the respective Percentages of the Revolving Loan Commitment of the Revolving Lenders and (y) concurrently with such assignments and assumptions, all such Revolving Loans that are assumed by the Revolving Lenders of any Tranche shall be automatically converted to Revolving Loans of such Tranche.

SECTION 2.2.2. Mandatory. (a) Following the prepayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced, ratably in accordance with the Revolving A-1 Loan Commitment Amount, the Revolving A-2 Loan Commitment Amount, the Other Revolving Loan Commitment Amount and the Designated Additional Revolving Loan Commitment Amount, as then in effect, on the date the Term Loans would otherwise have been required to be prepaid with any Net Disposition Proceeds or Excess Cash Flow, in an amount equal to the amount by which the Term Loans would otherwise be required to be prepaid if Term Loans had been outstanding. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

(b) Contemporaneously with the incurrence of any Revolver Repayment Term Loans, the Revolving Loan Commitment Amount of the Tranche of Revolving Loans with the earliest Stated Maturity Date then in effect shall, without any further action, automatically and permanently be reduced, on the date the Revolver Repayment Term Loans are incurred in an amount equal to the aggregate principal amount of the Revolver Repayment Term Loans and, to the extent the aggregate principal amount of the Revolver Repayment Term Loans exceeds the Revolving Loan Commitment Amount of such Tranche, the Revolving Loan Commitment Amounts of the remaining Tranches of Revolving Loans shall, without any further action, automatically and permanently be reduced (sequentially in direct order of their Stated Maturity Dates) on the date the Revolver Repayment Term Loans are incurred in an amount equal to such excess. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer; provided that if after giving effect to such reduction the outstanding Revolving Loan Commitments are greater than zero, then, in such manner as the Borrower and the Administrative Agent shall agree (it being understood that the Borrower and the Administrative Agent will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), (x) the Revolving Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Revolving Lender to conform to the respective Percentages of the Revolving Loan Commitment of the Revolving Lenders and (y) concurrently with such assignments and assumptions, all such Revolving Loans that are assumed by the Revolving Lenders of any Tranche shall be automatically converted to Revolving Loans of such Tranche.

(c) Unless previously terminated, the Revolving Loan Commitments of each Tranche of Revolving Loans shall, without any further action, automatically terminate on the Revolving Loan Commitment Termination Date applicable thereto.

(d) Unless previously terminated, Term E Loan Commitments in excess $780,000,000 and all Term F Loan Commitments shall, without any further action, automatically terminate at 5:00 p.m., New York time, on the 2012 Self Tender Funding Date, and all remaining Term E Loan Commitments shall, without any further action, automatically terminate at 5:00 p.m., New York time, on the date that is 12 Business Days following the 2012 Self Tender Funding Date. Notwithstanding anything to the contrary contained herein, unless the 2012 Self Tender Funding Date shall have occurred on or prior to such date, all Term E Loan Commitments and Term F Loan Commitments shall, unless previously terminated and without any further action, automatically terminate at 5:00 p.m. on the date that is the first to occur of (i) New Term Loan Commitment Termination Date (as it may be extended pursuant to clause (e) below) and (ii) April 30, 2012.

(e) By delivering an Extension Notice to the Administrative Agent on or before 10:00 a.m., New York time, on the New Term Loan Commitment Termination Date then in effect, the Borrower may on one or more occasions extend the New Term Loan Commitment Termination Date as in effect from time to time for periods not to exceed ten Business Days following the New Term Loan Commitment Termination Date then in effect; provided that no such extension of the New Term Loan Commitment Termination Date shall become effective unless, as of the date of delivery by the Borrower of the applicable Extension Notice, the statements made in Section 5.2.1 shall be true and correct (with the reference in Section 5.2.1 to “any Credit Extension” being deemed a reference to “any Extension Notice” for purposes of this clause (e)). Notwithstanding anything to the contrary contained herein, the New Term Loan Commitment Termination Date may not be extended by the Borrower to a date later than April 30, 2012.

SECTION 2.3. Borrowing Procedures and Funding Maintenance. Loans shall be made by the Lenders in accordance with this Section.

SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) and three (in the case of LIBO Rate Loans) nor more than (in each case) five Business Days’ notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $2,000,000, and an integral multiple of $500,000, and in the case of Base Rate Loans, in a minimum amount of $500,000 and an integral multiple thereof or, in either case, in the unused amount of the applicable Commitment; provided that a Borrowing Request in respect of Term E Loans, Term F Loans or Revolving A-2 Loans to be made as Base Rate Loans on the 2012 Self Tender

Funding Date or the 2012 Affiliate Purchase Funding Date may be delivered to the Administrative Agent on or before 10:00 a.m., New York time, on the proposed date of such Borrowing. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time (or 12:00 noon, New York time, in the case of Term E Loans, Term F Loans or Revolving A-2 Loans the Borrowing Request for which was delivered pursuant to the proviso to the first sentence of this paragraph), on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within three Business Days) by the delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $200,000 and an integral multiple of $100,000. Each request by the Borrower for a Swing Line Loan shall constitute a representation and warranty by the Borrower that on the date of such request and (if different) the date of the making of the Swing Line Loan, both immediately before and after giving effect to such Swing Line Loan and the application of the proceeds thereof, the statements made in Section 5.2.1 are true and correct. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by its close of business on the Business Day telephonic notice is received by it as provided in the preceding sentences, to the Borrower by wire transfer to the accounts the Borrower shall have specified in its notice therefor.

(b) If (i) any Swing Line Loan shall be outstanding for more than four full Business Days or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding to the Swing Line Lender, together with the Swing Line Lender’s Percentage of all Letter of Credit Outstandings, would exceed the Swing Line Lender’s Percentage of the Revolving Loan Commitment Amount, the Swing Line Lender, at any time in its sole and absolute discretion may request each Lender that has a Revolving Loan Commitment, and each such Lender, including the Swing Line Lender hereby agrees, to make a Revolving Loan (which shall always be initially funded as a Base Rate Loan) in an amount equal to such Lender’s Percentage of the amount of the Swing Line Loans (“Refunded Swing Line Loans”) outstanding on the date such notice is given. On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Administrative Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender’s Percentage of the Refunded Swing Line Loans shall be deemed to be paid. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender’s Revolving Note and shall no longer be owed under the Swing Line Note. Each Lender’s obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor, subsequent to the date of the making of a Swing Line Loan; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower, any other Obligor or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) In the event that (i) the Borrower or any Subsidiary is subject to any bankruptcy or insolvency proceedings as provided in Section 9.1.9 or (ii) the Swing Line Lender otherwise requests, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender’s Percentage of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender’s Percentage of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

(d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence of a Default not to make Swing Line Loans and has notified the Borrower in writing or by telephone of such election. The Swing Line Lender shall promptly give notice to the Lenders of such election not to make Swing Line Loans.

SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and three (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than (in each case) five Business Days’ notice that all, or any portion in an aggregate minimum amount of $2,000,000 and an integral multiple of $500,000, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $500,000 and an integral multiple thereof, in the case of the conversion into Base Rate Loans (other than Swing Line Loans as provided in clause (a) of Section 2.3.2) be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided further, however, that such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (e) of Section 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing U.S. Dollar deposits in its LIBOR Office’s interbank eurodollar market.

SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days’ notice (or such shorter notice as may be acceptable to the Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days’ notice (unless a shorter notice period is acceptable to the Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit for the Borrower’s account or for the account of any wholly-owned U.S. Subsidiary of the Borrower that is a party to the Subsidiary Guaranty and the WWI Security Agreement and whose outstanding Capital Securities are pledged to the Administrative Agent for the benefit of the Lenders pursuant to the WWI Pledge Agreement, in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) the Revolving A-2 Loan Commitment Termination Date (or (A) if agreed to by the Issuer in a Loan Modification Agreement, any Other Revolving Loan Commitment Termination Date or (B) in the sole discretion of the Issuer, a date later than the Revolving A-2 Loan Commitment Termination Date or such Other Revolving Loan Commitment Termination Date, as applicable, that is acceptable to the Issuer and the Borrower; provided that the Borrower agrees to provide cash collateral in an amount acceptable to the Issuer) or (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

SECTION 2.6.1. Other Lenders’ Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto (or the continuation of an Existing Letter of Credit hereunder), and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage to make Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Revolving Loan Commitment Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement. Notwithstanding anything to the contrary contained herein, on the scheduled Revolving Loan Commitment Termination Date for any Tranche of Revolving Loan Commitments, except with respect to Reimbursement Obligations arising on or prior to such date, the participation interests of Revolving Lenders of such Tranche in any undrawn Letters of Credit then outstanding shall, without further action, automatically terminate on such scheduled Revolving Loan Commitment Termination Date and, upon termination thereof, the Revolving Lenders of the remaining Tranches of Revolving Loan Commitments shall assign and assume participations in such outstanding Letters of Credit so as to cause the amounts of such participations in Letters of Credit held by each Revolving Lender of such remaining Tranches to conform to the respective Percentages of the Revolving Loan Commitment of such Revolving Lenders.

SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date (the “Disbursement Due Date”), the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the highest rate per annum otherwise then applicable (as determined by reference to then applicable rate as set forth in the applicable pricing table in the definition of “Applicable Margin”) to Revolving Loans of such Issuer (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the highest rate per annum then in effect with respect to overdue Revolving Loans of such Issuer (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a commitment to make Revolving Loans (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender’s Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loan all of the statements set forth in Section 5.2.1 are true and correct.

SECTION 2.6.3. Reimbursement. The obligation (a “Reimbursement Obligation”) of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender’s (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer’s good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 9.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

(a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

(b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

The Borrower also shall deposit cash collateral in accordance with this Section as and to the extent required by Section 4.12. Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. If the Borrower is required to provide an amount of cash collateral hereunder as the result of the occurrence of an Event of Default, then at such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all such amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 4.12, such amount (to the extent not applied to the satisfaction of such Obligations) shall be returned to the Borrower to the extent that, after giving effect to such return, the Issuer shall not have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Loan Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

SECTION 2.7. Notes. Each Lender’s Loans under a Commitment for a Loan shall be evidenced, if such Lender shall request, by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender’s Percentage of the original applicable Commitment Amount. All Swing Line Loans made by the Swing Line Lender shall be evidenced by a Swing Line Note payable to the order of the Swing Line Lender in a maximum principal amount equal to the Swing Line Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

SECTION 2.8. Registered Notes. (a) Any Non-U.S. Lender that could become completely exempt from withholding of any taxes in respect of payment of any interest due to such Non-U.S. Lender under this Agreement if the Notes held by such Lender were in registered form for U.S. Federal income tax purposes may request the

Borrower (through the Administrative Agent), and the Borrower agrees (i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender on the date it becomes a Lender, promissory notes(s) registered as provided in clause (b) of this Section 2.8 (each a Registered Note). Registered Notes may not be exchanged for Notes that are not Registered Notes.

(b) The Administrative Agent shall enter, in the Register, the name of the registered owner of the Non-U.S. Lender Obligation(s) evidenced by a Registered Note.

(c) The Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. Repayments and Prepayments; Application.

SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan, as applicable, upon the Stated Maturity Date therefor. Prior thereto,

(a) the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

(i) Loan (other than Swing Line Loans), provided, however, that

(A) any such prepayment of any Tranche of Term Loans shall be made ratably among the Lenders of such Tranche of Term Loans and any such prepayment of Revolving Loans shall be made among the Revolving Loans, ratably in accordance with the Revolving A-1 Loan Commitment Amount, the Revolving A-2 Loan Commitment Amount, the Other Revolving Loan Commitment Amount and the Designated Additional Revolving Loan Commitment Amount, as then in effect; provided that, in connection with any termination in full of the Revolving A-1 Loan Commitment Amount pursuant to clause (b) of Section 2.2.1, prepayment of all outstanding Revolving A-1 Loans may be made without ratable prepayment of any other Revolving Loans;

(B) the Borrower shall comply with Section 4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

(C) all such voluntary prepayments shall require at least three but no more than five Business Days’ prior written notice to the Administrative Agent;

(D) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $2,000,000 and an integral multiple of $500,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple thereof; and

(E) any such prepayment of Term Loans or Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 4.4; or

(ii) Swing Line Loans, provided that all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter);

(b) the Borrower shall no later than one Business Day following the receipt by the Borrower or any of its Subsidiaries of any Net Disposition Proceeds, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and, subject to the following proviso, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that, at the option of the Borrower and so long as no Default shall have occurred and be continuing, the Borrower may use or cause the appropriate Subsidiary to use the Net Disposition Proceeds to purchase assets useful in the business of the Borrower and its Subsidiaries or to purchase a majority controlling interest in a Person owning such assets or to increase any such controlling interest already maintained by it; provided, that if such Net Disposition Proceeds arise from or are related to a Disposition of assets of a Guarantor then any such reinvestment must either be made by or in a Guarantor or a Person which upon the making of such reinvestment becomes a Guarantor (with such assets or interests collectively referred to as “Qualified Assets”), in each case, within 365 days after the consummation (and with the Net Disposition Proceeds) of such Disposition, and in the event the Borrower elects to exercise its right to purchase Qualified Assets with the Net Disposition Proceeds pursuant to this clause, the Borrower shall deliver a certificate of an Authorized Officer of the Borrower to the Administrative Agent within 30 days following the receipt of Net Disposition Proceeds setting forth the amount of the Net Disposition Proceeds which the Borrower expects to use to purchase Qualified Assets during such 365 day period; provided further, that the Borrower and its Subsidiaries shall only be permitted to reinvest Net Disposition Proceeds in Qualified Assets to the extent permitted by Section 7.2.5 over the term of this Agreement. If and to the extent that the Borrower has elected to reinvest Net Disposition Proceeds as permitted above, then on the date which is 365 days (in the case of clause (b)(i) below) and 370 days (in the case of clause (b)(ii) below) after the relevant Disposition, the

Borrower shall (i) deliver a certificate of an Authorized Officer of the Borrower to the Administrative Agent certifying as to the amount and use of such Net Disposition Proceeds actually used to purchase Qualified Assets and (ii) deliver to the Administrative Agent, for application in accordance with this clause and Section 3.1.2, an amount equal to the remaining unused Net Disposition Proceeds;

(c) the Borrower shall (i) on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans, and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced and (ii) in connection with any termination in full of the Revolving A-1 Loan Commitment Amount pursuant to clause (b) of Section 2.2.1, make a mandatory prepayment of all outstanding Revolving A-1 Loans;

(d) the Borrower shall, on the Stated Maturity Date for the Term A-1 Loans and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A-1 Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

01/01/12 through (but excluding) Stated Maturity Date for Term A-1 Loans	$25,729,577.46

Stated Maturity Date for Term A-1 Loans	$25,729,577.46 (or the then outstanding principal amount of Term A-1 Loans, if different)

; provided that as of the Restatement Effective Date, the amortization schedule set forth above for the Term A-1 Loans will be deemed modified by reducing the remaining scheduled amortization payments for such Tranche, ratably in accordance with the amounts thereof, by an aggregate amount equal to the principal amount of Term A-1 Loans that have been converted into Term E Loans pursuant to the Amendment Agreement;

(e) the Borrower shall, on the Stated Maturity Date for the Term B Loans and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

01/01/12 through (and including) 12/31/13	$625,000

Stated Maturity Date for Term B Loans	$232,500,000.03 (or the then outstanding principal amount of Term B Loans, if different)

; provided that as of the Restatement Effective Date, the amortization schedule set forth above for the Term B Loans will be deemed modified by reducing the remaining scheduled amortization payments for such Tranche, ratably in accordance with the amounts thereof, by an aggregate amount equal to the principal amount of Term B Loans that have been converted into Term F Loans pursuant to the Amendment Agreement;

(f) the Borrower shall, on the Stated Maturity Date for the Term C Loans and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term C Loans in an amount equal to the percentage set forth below opposite the Stated Maturity Date or such Quarterly Payment Date of the original principal amount of the Term C Loans (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

01/01/12 through (and including) 03/31/15	1.25%
Stated Maturity Date for Term C Loans	76.25% (or the then outstanding principal amount of Term C Loans, if different)

; provided that, as set forth in the definition of Stated Maturity Date, if as of October 24, 2013 the aggregate principal amount of the Term B Loans exceeds $250,000,000, then the Stated Maturity Date for Term C Loans shall be October 24, 2013; and provided, further that as of the Restatement Effective Date, the amortization schedule set forth above for the Term C Loans will be deemed modified by reducing the remaining scheduled amortization payments for such Tranche, ratably in accordance with the amounts thereof, by an aggregate amount equal to the principal amount of Term C Loans that have been converted into Term E Loans pursuant to the Amendment Agreement;

(g) the Borrower shall, on the Stated Maturity Date for the Term D Loans and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term D Loans in an amount equal to the percentage set forth below opposite the Stated Maturity Date or such Quarterly Payment Date of the original principal amount of the Term D Loans (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

01/01/12 through (and including) 03/31/16	0.25%

Stated Maturity Date for Term D Loans	94.25% (or the then outstanding principal amount of Term D Loans, if different)

; provided that as of the Restatement Effective Date, the amortization schedule set forth above for the Term D Loans will be deemed modified by reducing the remaining scheduled amortization payments for such Tranche, ratably in accordance with the amounts thereof, by an aggregate amount equal to the principal amount of Term D Loans that have been converted into Term F Loans pursuant to the Amendment Agreement;

(h) the Borrower shall, on the Stated Maturity Date for the Term E Loans and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term E Loans in an amount equal to the percentage set forth below opposite the Stated Maturity Date or such Quarterly Payment Date of the original principal amount of the Term E Loans after giving effect to, and including, all Term E Loans made on the 2012 Self Tender Funding Date and the 2012 Affiliate Purchase Funding Date (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

07/02/12 through (and including) 12/31/13	1.25%
01/01/14 through (and including) 12/31/16	2.50%

Stated Maturity Date for Term E Loans	61.25% (or the then outstanding principal amount of Term E Loans, if different)

; provided that the remaining amortization amounts for the Term E Loans due after the date of the making of a Designated Additional Term E Loan will be increased, ratably in accordance with the amounts thereof, by the aggregate principal amount of any Designated Additional Term E Loan based on the percentage of the original principal amount of Term E Loans (determined as set forth above) payable on such Quarterly Payment Date with any excess due and payable on the Stated Maturity Date for Term E Loans;

(i) the Borrower shall, on the Stated Maturity Date for the Term F Loans and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term F Loans in an amount equal to the percentage set forth below opposite the Stated Maturity Date or such Quarterly Payment Date of the original principal amount of the Term F Loans after giving effect to, and including, all Term F Loans made on the 2012 Self Tender Funding Date (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:

07/02/12 through (and including) 12/31/18	0.25%

Stated Maturity Date for Term F Loans	93.25% (or the then outstanding principal amount of Term F Loans, if different)

; provided that the remaining amortization amounts for the Term F Loans due after the date of the making of a Designated Additional Term F Loan will be increased, ratably in accordance with the amounts thereof, by the aggregate principal amount of any Designated Additional Term F Loan based on the percentage of the original principal amount of Term F Loans (determined as set forth above) payable on such Quarterly Payment Date with any excess due and payable on the Stated Maturity Date for Term F Loans;

(j) the Borrower shall, within 120 days following the last day of each Fiscal Year, (or, if earlier, on the same day that it delivers the Borrower’s annual audited financial reports pursuant to clause (b) of Section 7.1.1), deliver to the Administrative Agent a calculation of the Excess Cash Flow for such Fiscal Year and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Loans in an aggregate amount equal to the Applicable Percentage of the Excess Cash Flow (if any) for such period, to be applied as set forth in Section 3.1.2 and Section 2.2.2;

(k) the Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 9.2 or Section 9.3, repay all Loans and provide the Administrative Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless, pursuant to Section 9.3, only a portion of all Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Administrative Agent);

(l) the Borrower shall pay the principal amount of the Designated New Term Loans at such times and in such amounts as determined pursuant to Section 2.1.6(a);

(m) the Borrower shall pay to the Administrative Agent, for the account of the applicable Accepting Lenders, on each Other Term Loan Repayment Date, a principal amount of the Other Term Loans equal to the amount set forth for such date in the applicable Loan Modification Agreement (as adjusted from time to time to give effect to prepayments as provided for in the applicable Loan Modification Agreement), with any excess due and payable on the Stated Maturity Date for such Other Term Loans;

(n) following any modification of any Affected Class of Term Loans pursuant to Section 11.19, the amortization schedule set forth above for such Affected Class will be deemed modified by reducing the remaining scheduled amortization payments for such Tranche, ratably in accordance with the amounts thereof, by an aggregate amount equal to the principal amount of Term Loans of Accepting Lenders of such Affected Class that accepted the related Loan Modification Offer;

(o) contemporaneously with any Borrowing of Revolver Repayment Term Loans, in accordance with Section 7.1.9(a)(ii), all net proceeds of such Revolver Repayment Term Loans shall be applied by the Administrative Agent, for the account of the applicable Revolving Lenders, to the outstanding principal balance of the Tranche of Revolving Loans with the earliest Stated Maturity Date and, to the extent of any remaining net proceeds, to each other Tranche of Revolving Loans (sequentially in direct order of their Stated Maturity Dates); and

(p) notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Transaction with respect to the Term F Loans that is consummated prior to the first anniversary of the Restatement Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term F Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term F Loans prepaid (or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all the Term F Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by clause (p) of Section 3.1.1 or Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a) of Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

SECTION 3.1.2. Application.

(a) Each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans or bearing interest with reference to the Base Rate, as the case may be, and second, to the principal amount thereof being maintained as LIBO Rate Loans or bearing interest with reference to the LIBO Rate, as the case may be.

(b) Each voluntary prepayment of Term Loans shall be applied to the Tranche of Loans and to repayment of interest in such a manner and in such order as the Borrower shall determine.

(c) Each other prepayment of Term Loans made pursuant to clause (b) and clause (j) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied to the remaining Term Loan amortization payments, as the case may be, required pursuant to clauses (d), (e), (f), (g), (h), (i), (l) and (m) of Section 3.1.1, in each case pro rata in accordance with the amount of each such remaining amortization payment), until all such Term Loans have been paid in full and, thereafter, shall be applied in accordance with Section 2.2.2.

SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for such Loans; and

(b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loans.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date therefor, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) of the Borrower under this Agreement shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such overdue amounts at a rate per annum equal to:

(a) in the case of any overdue principal amount of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts owing in respect of

Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to Section 3.2.1 plus 2%; and

(b) in the case of overdue monetary Obligations under this Agreement (other than as described in clause (a)), the Alternate Base Rate plus 4%.

SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

(a) on the Stated Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

(c) with respect to Base Rate Loans, in arrears on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

(d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period);

(e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

(f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date therefor, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent (a) for the account of each Lender that has a Revolving A-1 Loan Commitment, for the period (including any portion thereof when any of the Lender’s Commitments are suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the 2010 Loan Modification Effective Date and continuing through the Revolving A-1 Loan Commitment Termination Date, a commitment fee at a rate per annum equal to the Applicable Commitment Fee Margin, in each case on such Lender’s Percentage of the sum of the average daily unused portion of the applicable Revolving Loan Commitment Amount attributable to Revolving A-1 Loan Commitments (net of Letter of Credit Outstandings attributable to Revolving A-1 Loan

Commitments), (b) for the account of each Lender that has a Revolving A-2 Loan Commitment, for the period (including any portion thereof when any of the Lender’s Commitments are suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the Restatement Effective Date and continuing through the Revolving A-2 Loan Commitment Termination Date, a commitment fee at a rate per annum equal to the Applicable Commitment Fee Margin, in each case on such Lender’s Percentage of the sum of the average daily unused portion of the applicable Revolving Loan Commitment Amount attributable to Revolving A-2 Loan Commitments (net of Letter of Credit Outstandings attributable to Revolving A-2 Loan Commitments), (c) for the account of each Lender that has an Other Revolving Loan Commitment as provided for in the applicable Loan Modification Agreement and (d) for the account of each Lender that has a Designated Additional Revolving Loan Commitment as determined pursuant to Section 2.1.6(a). The commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the Revolving A-1 Loan Commitment Termination Date, the Revolving A-2 Loan Commitment Termination Date, the Other Revolving Loan Termination Date or the Designated Additional Revolving Loan Termination Date, as the case may be. The making of Swing Line Loans by the Swing Line Lender shall constitute the usage of the Revolving Loan Commitment with respect to the Swing Line Lender only and the commitment fees to be paid by the Borrower to the Lenders (other than the Swing Line Lender) shall be calculated and paid accordingly.

SECTION 3.3.2. Fees. The Borrower agrees to pay to the applicable Person, for its own account, the non-refundable fees in the amounts and on the dates set forth in the applicable Fee Letter.

SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee in an amount equal to the Applicable Margin per annum for Revolving A-1 Loans or Revolving A-2 Loans, as applicable, that are maintained as LIBO Rate Loans, multiplied by the aggregate Stated Amount of all outstanding Letters of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the Issuer for its own account an issuance fee in an amount as agreed to by the Borrower and the Issuer.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1. LIBO Rate Lending Unlawful. If after the Restatement Effective Date any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the “Reinstatement Date”), and (i) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (ii) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

(a) U.S. Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

(b) by reason of circumstances affecting the Administrative Agent’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any taxes on payments under this Agreement, Other Taxes, any U.S. federal withholding Taxes imposed under FATCA, Connection Income Taxes and other amounts for which the Lenders are entitled to compensation under Section 4.6) arising after the date of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the Original Effective Date that results in such increase in cost or reduction in amounts receivable, except for such changes with respect to increased capital costs under Section 4.5, taxes on payments under this Agreement, Other Taxes, any U.S. federal withholding Taxes imposed under FATCA, Connection Income Taxes and other amounts for which the Lenders are entitled to compensation under Section 4.6. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event (other than such events that have occurred prior to the Restatement Effective Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder or issued in connection therewith, it being agreed that the Borrower shall be deemed to have been notified thereof), such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

(a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

(b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

(c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the Original Effective Date affects or would affect the amount of capital or liquidity required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made or continued by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to taxes:

(a) Unless required by law, any and all payments made by the Borrower under this Agreement and each other Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any taxes. In the event that any taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower to or on behalf of any Secured Party under any Loan Document, then:

(i) subject to clause (f) below, if such taxes are Non-Excluded Taxes, the Borrower shall together with such payment pay an additional amount so that each Secured Party receives free and clear of any Non-Excluded Taxes, the full amount which it would have received if no such deduction or withholding of such Non-Excluded Taxes had been required; and

(ii) the Borrower shall pay to the relevant Governmental Authority imposing such taxes the full amount of the deduction or withholding made by it.

(b) In addition, the Borrower shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c) As promptly as practicable after the payment of any taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof), evidencing the payment of such taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

(d) (i) Subject to clause (f) below, the Borrower shall indemnify each Secured Party for the Non-Excluded Taxes referred to in clause (a) above and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party that have not been paid previously by the Borrower (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, provided that the Borrower has been notified promptly by a relevant Secured Party which has determined in its sole discretion that a Non-Excluded Tax or Other Tax has been levied, imposed or assessed against such Secured Party, the Borrower shall indemnify each Secured Party for any incremental taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any taxes required to be paid under clauses (a) and (b) above when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c) above, documentation evidencing the payment of taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clauses (a) and (b) above and this clause shall apply.

(ii) Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for any taxes attributable to such Lender (but, in the case of Non-Excluded Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) that are payable or paid by the Administrative Agent in connection with any Loan Document, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) Each Lender, on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent one of the following in order to establish a complete exemption from U.S. federal withholding tax:

(i) in the case of a U.S. Lender, two duly completed copies of Internal Revenue Service Form W-9 (or an applicable successor form); or

(ii) in the case of a Non-U.S. Lender, (w) two duly completed copies of Internal Revenue Service Form W-8BEN (or an applicable successor form), (x) two duly executed copies of Internal Revenue Service Form W-8ECI (or an applicable successor form), (y) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or

(C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and two duly completed copies of Internal Revenue Service Form W-8BEN (or an applicable successor form) or (z) two duly completed copies of Internal Revenue Service Form W-8IMY (or an applicable successor form), together with the appropriate forms and/or Exemption Certificate as listed in Section 4.6(e)(i) or clause (w), (x) or (y) of this Section 4.6(e)(ii), as applicable.

(f) The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a) above, or to indemnify any Lender (including an Assignee Lender) pursuant to clause (d) above, in respect of United States federal withholding (including backup withholding) taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms listed in clause (e) above and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding (including backup withholding) tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that a Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a) above, and to indemnify any such Lender pursuant to clause (d) above, in respect of United States federal withholding (including backup withholding) taxes to the extent that (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding (including backup withholding) tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Original Effective Date (or after the Restatement Effective Date in the case of a Lender (or an Assignee Lender) that becomes a Lender after the Restatement Effective Date), which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding (including backup withholding) tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect and such Lender was unable to provide another form or forms listed in clause (e) above or Exemption Certificate, (ii) the redesignation of the Lender’s lending office was made at the request of the Borrower, (iii) the obligation to gross up payments to any such Lender pursuant to clause (a) above or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower or (iv) the Borrower was obligated to gross up payments to any such Lender’s assignor pursuant to clause (a) above or to indemnify any such Lender’s assignor pursuant to clause (d) above immediately before such Lender acquired the applicable interest in a Loan or Commitment.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If a Secured Party determines in its sole discretion that it has received a refund in respect of Non-Excluded Taxes that were paid by the Borrower, it shall pay the amount of such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes, to the Borrower, net of any out-of-pocket expenses incurred by such Secured Party in obtaining such refund, provided, however, that the Borrower agrees to promptly return the amount of such refund to such Secured Party to the extent that such Secured Party is required to repay such refund to the Internal Revenue Service or any other tax authority. Nothing in this Section shall require any Secured Party to disclose its tax preparation information.

SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan based on Administrative Agent’s base rate, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term

“Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Borrower acknowledges that the Lenders’ agreement to the amount of the Applicable Margin and fees payable under the Loan Documents is predicated on, among other things, the delivery by the Obligors pursuant to Section 7.1.1 of accurate and actual reporting of results of operation, and that the financial covenant ratios set forth in a Compliance Certificate shall only be treated by the Secured Parties as presumptive evidence of such actual results. If the actual Net Debt to EBITDA Ratio for any period is higher than that set forth in a Compliance Certificate for such period, then the amount of interest and fees owing for such period shall be established by reference to the actual Net Debt to EBITDA Ratio, and not such ratio set forth in the Compliance Certificate. Promptly, and in any event within three days, following the earlier of (i) the Borrower’s receipt of a notice from the Administrative Agent pursuant to this clause or (ii) the Borrower’s knowledge that the Net Debt to EBITDA Ratio for a particular period was higher than that reported for such period, the Borrower shall pay to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payments all unpaid interest and fees for such period based upon the actual Net Debt to EBITDA Ratio. In no event will the Lenders be required to rebate interest or fees paid by the Borrower, and the payment of incremental interest or fees pursuant to this clause shall not adversely effect (and are without limitation of) the other rights and remedies of the Secured Parties under the Loan Documents.

SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of

(a) the amount of such selling Lender’s required repayment to the purchasing Lender to

(b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9)

with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

SECTION 4.11. Replacement of Lenders. If any Lender (an “Affected Lender”) (a) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, (b) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders), (c) gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s LIBO Rate Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, or (d) has become a Defaulting Lender, the Borrower may, within 30 days of the failure to consent or receipt by the Borrower of such demand or notice, as the case may be, or at any time while such Lender is a Defaulting Lender, give notice (a “Replacement Notice”)

in writing to the Administrative Agent and such Affected Lender of its intention to replace such Affected Lender with a financial institution or other Person (a “Substitute Lender”) designated in such Replacement Notice; provided that no Replacement Notice may be given by the Borrower if (i) such replacement conflicts with any applicable law or regulation, (ii) if applicable, such Lender consents to such election, consent, amendment, waiver or other modification, (iii) if applicable, prior to any such replacement, such Lender shall have taken any necessary action under Section 4.10 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.3, 4.5 or 4.6 or (iv) if applicable, such Lender shall have ceased to be a Defaulting Lender. If the Administrative Agent (and, in the case of a proposed assignment of a Revolving Loan Commitment, each Issuer and the Swing Line Lender) shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Substitute Lender is satisfactory to the Administrative Agent (such consent not being required where the Substitute Lender is already a Lender or an Affiliate of a Lender) and, in the case of a proposed assignment of a Revolving Loan Commitment, each Issuer and the Swing Line Lender (such consent not being required where the Substitute Lender is already a Lender with a Revolving Loan Commitment) then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4 and, if applicable, clause (p) of Section 3.1.1 (with any assignment under this Section being deemed to be an optional prepayment for purposes of determining the applicability of such clause (p) of Section 3.1.1), assign, in accordance with Section 11.11.1, all of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including its rights in Reimbursement Obligations, if applicable) to such Substitute Lender; provided that (i) such assignment shall be without recourse, representation or warranty (other than those set forth in the Lender Assignment Agreement) and shall be on terms and conditions reasonably satisfactory to such Substitute Lender, (ii) the purchase price paid by such Substitute Lender shall be in the amount of such Affected Lender’s Loans and its percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Borrower shall pay to the Administrative Agent all reasonable out-of-pocket expenses incurred in connection with such assignment and assumption (including the processing fees described in Section 11.11.1). Upon the effective date of an assignment described above, the Substitute Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 4.11. Each party hereto agrees that an assignment required pursuant to this paragraph with respect to an Affected Lender that is a Defaulting Lender may be effected pursuant to a Lender Assignment Agreement executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 4.12. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on such Lender’s Percentage of the unused portion of the applicable Revolving Loan Commitment Amount pursuant to Section 3.3.1;

(b) the Revolving Loan Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided that any amendment, waiver or other modification requiring the consent of all Lenders, all Revolving Lenders or each applicable Lender shall require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swing Line Loans or Letter of Credit Outstandings exist at the time such Revolving Lender becomes a Defaulting Lender then:

(i) such Lender’s Percentage of any Swing Line Loans (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.3.2(c)) and Letter of Credit Outstandings (other than any portion thereof attributable to unreimbursed Reimbursement Obligations with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.6.1) shall be reallocated among the applicable Non-Defaulting Lenders in accordance with their respective applicable Percentages but only to the extent that the sum of all such Non-Defaulting Lenders’ applicable Revolving Loans and Percentages of Swing Line Loans and Letter of Credit Outstandings plus such Defaulting Lender’s Percentage of Swing Line Loans and Letter of Credit Outstandings does not exceed the sum of all such Non-Defaulting Lenders’ Revolving Loan Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Percentage of Swing Line Loans that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuer the portion of such Defaulting Lender’s Percentage of Letter of Credit Outstandings that has not been so reallocated in accordance with the procedures set forth in Section 2.6.4 for so long as such Letter of Credit Outstandings are outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Percentage of Letter of Credit Outstandings pursuant to clause (ii) above, the Borrower shall not be required to pay Letter of Credit fees to such Defaulting Lender pursuant to Section 3.3.3 with respect to such portion of such Defaulting Lender’s Percentage of Letter of Credit Outstandings for so long as such Defaulting Lender’s Percentage of Letter of Credit Outstandings is cash collateralized;

(iv) if any portion of such Defaulting Lender’s Percentage of Letter of Credit Outstandings is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 3.3.1 and 3.3.3 shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s Percentage of Letter of Credit Outstandings is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuer or any other Lender hereunder, all Letter of Credit fees payable under Section 3.3.3 with respect to any uncovered portion of such Defaulting Lender’s Percentage of Letter of Credit Outstandings shall be payable to the Issuers (and allocated among them ratably based on the amount of such Defaulting Lender’s Percentage of Letter of Credit Outstandings attributable to Letters of Credit issued by each Issuer) until and to the extent that such Defaulting Lender’s Percentage of Letter of Credit Outstandings is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuer shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Percentage of Swing Line Loans or Letter of Credit Outstandings, as applicable, will be fully covered by the Revolving Loan Commitments of the applicable Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 4.12(c), and participating interests in any such funded Swing Line Loan or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the applicable Non-Defaulting Lenders in a manner consistent with Section 4.12(c)(i) (and such Defaulting Lender shall not participate therein).

(e) In the event that (i) a Bankruptcy Event with respect to any Person in respect of which a Revolving Lender is a Subsidiary shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) the Swing Line Lender or any Issuer has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan, and such Issuer shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Swing Line Lender or such Issuer, as the case may be, shall have entered into arrangements with the Borrower or the applicable Revolving Lender satisfactory to the Swing Line Lender or such Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(f) In the event that the Administrative Agent, the Borrower, the Swing Line Lender and each Issuer each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the applicable Revolving Lenders’ Percentages of Swing Line Loans and Letter of Credit Outstandings shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its applicable Percentage.

ARTICLE V

CONDITIONS TO FUTURE CREDIT EXTENSIONS

SECTION 5.1. [INTENTIONALLY OMITTED].

SECTION 5.2. Credit Extensions. The obligation of each Lender (other than a Term E Lender, Term F Lender or any Revolving A-2 Lender making a Revolving A-2 Loan on the 2012 Affiliate Purchase Date in accordance with the proviso in the penultimate sentence of clause (b) of Section 2.1.2) and the Issuer to make any Credit Extension (but subject to clauses (b) and (c) of Section 2.3.2) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

(a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) no material adverse development shall have occurred in any litigation, action, proceeding, labor controversy, arbitration or governmental investigation disclosed pursuant to Section 6.6;

(c) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) all Letter of Credit Outstandings does not exceed the Revolving Loan Commitment Amount; and

(d) no Default shall have then occurred and be continuing.

SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request, if Loans (other than Swing Line Loans) are being requested, or an Issuance Request, if a Letter of Credit is being issued or extended. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, as the Administrative Agent or its counsel may reasonably request.

SECTION 5.3. 2012 Self Tender and 2012 Affiliate Purchase Credit Extensions. The obligation of each Term E Lender to make a Term E Loan on the 2012 Self Tender Funding Date or the 2012 Affiliate Purchase Funding Date, each Term F Lender to make a Term F Loan on the 2012 Self Tender Funding Date and each Revolving A-2 Lender to make a Revolving A-2 Loan on the 2012 Affiliate Purchase Funding Date shall in each case be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.3.

SECTION 5.3.1. Absence of Specified Defaults. Both before and after giving effect to any such Credit Extension no Default in respect of clause (i) of Section 9.1.5, Section 9.1.9 or Section 9.1.10 shall have then occurred and be continuing.

SECTION 5.3.2. Absence of Illegality. It shall not be illegal or unlawful for such Lender to make such Loan hereunder or for the Borrower to use the proceeds thereof in accordance with Section 7.2.9(c).

SECTION 5.3.3. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request for such Credit Extension in compliance with Section 2.3.1. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Sections 5.3.1 and 5.3.2 are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement, continue the Existing Letters of Credit as Letters of Credit hereunder, the Existing Revolving Loans as Revolving Loans hereunder and the Existing Swing Line Loans as Swing Line Loans hereunder and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries (a) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (x) enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and (y) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause (b)(y), where the failure could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower are within each such Obligor’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a) contravene any such Obligor’s Organic Documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(c) result in, or require the creation or imposition of, any Lien on any of the Obligor’s properties, except pursuant to the terms of a Loan Document.

SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by any Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by any Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms; in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 6.5. No Material Adverse Change. Since December 31, 2011, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole.

SECTION 6.6. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, labor controversy arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which (a) could reasonably be expected to result in a Material Adverse Effect, except as disclosed in Item 6.6 (“Litigation”) of the Disclosure Schedule, or (b) purports to affect the legality, validity or enforceability of any Sub Debt Document, this Agreement, the Notes or any other Loan Document.

SECTION 6.7. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries:

(a) which are identified in Item 6.7 (“Existing Subsidiaries”) of the Disclosure Schedule; or

(b) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.8.

SECTION 6.8. Ownership of Properties. The Borrower and each of its Subsidiaries own good title to all of their properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

SECTION 6.9. Taxes. The Borrower and each of its Subsidiaries has filed all Federal, State, foreign and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.10. Pension and Welfare Plans. No Pension Plan has been terminated that has resulted in a liability to the Borrower of more than $5,000,000, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 303(k) of ERISA in excess of $5,000,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in

Item 6.10 (“Employee Benefit Plans”) of the Disclosure Schedule, since the date of the last financial statement of the Borrower, the Borrower has not materially increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

SECTION 6.11. Environmental Warranties. Except as set forth in Item 6.11 (“Environmental Matters”) of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

(b) there have been no past, and there are no pending or threatened

(i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

(ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

(c) to the best knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

(d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

(e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f) to the best knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

(g) the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or to the knowledge of the Borrower or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations;

(h) to the best knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present in a manner or condition at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

(i) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

SECTION 6.12. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.13. Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of the Borrower and its Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, the Issuer or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Borrower has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

SECTION 6.14. Seniority of Obligations, etc. The Borrower has the power and authority to incur Subordinated Debt as provided for under the Sub Debt Documents applicable thereto and has duly authorized, executed and delivered the Sub Debt Documents applicable thereto. The Borrower has issued, pursuant to due authorization, any Subordinated Debt under the applicable Sub Debt Documents, and such Sub Debt Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The subordination provisions of any Subordinated Debt contained in the applicable Sub Debt Documents are enforceable against the holders of such Subordinated Debt by the holder of any “Senior Debt” (or similar term referring to the Obligations, as applicable) in such Sub Debt Documents, which has not effectively waived the benefits thereof. All monetary Obligations, including those to pay principal of and interest (including post-petition interest, whether or not permitted as a claim) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute “Senior Debt” (or similar term referring to the Obligations, as applicable) in such Sub Debt Documents, and all such Obligations are entitled to the benefits of the subordination created by such Sub Debt Documents. The Borrower acknowledges that the Administrative Agent and each Lender is entering into this Agreement, and is extending its Commitments, in reliance upon the subordination provisions of (or to be contained in) the Sub Debt Documents and this Section.

SECTION 6.15. Solvency. The incurrence of the Credit Extensions hereunder, the incurrence by the Borrower of the Indebtedness represented by the Notes and the execution and delivery of the Guaranties by the Obligors parties thereto, will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. §101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. The Borrower and each of its Subsidiaries is Solvent.

ARTICLE VII

COVENANTS

SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform its obligations set forth below.

SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statement of earnings and cash flow for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower’s report to the Securities and Exchange Commission on Form 10-Q), certified by the chief financial Authorized Officer of the Borrower;

(b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statement of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower’s report to the Securities and Exchange Commission on Form 10-K), in each case certified (without any Impermissible Qualification) by PricewaterhouseCoopers LLP or another “Big Four” firm, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

(c) promptly after the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4;

(d) as soon as possible and in any event within three Business Days after obtaining knowledge of the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(e) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.6 and the action which the Borrower has taken and proposes to take with respect thereto or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.6, notice thereof and of the action which the Borrower has taken and proposes to take with respect thereto;

(f) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or any foreign equivalent;

(g) as soon as practicable after the chief financial officer or the chief executive officer of the Borrower or a member of the Borrower’s Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) the Borrower or a member of the Borrower’s Controlled Group in excess of $5,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 303(k) of ERISA, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond to the PBGC or such Pension Plan or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

(h) promptly following the delivery or receipt, as the case may be, of any material written notice or communication pursuant to or in connection with any Sub Debt Document, a copy of such notice or communication; and

(i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or the Issuer may from time to time reasonably request.

SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include:

(a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; and

(b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to,

(a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

(b) maintain all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of Secured Parties as mortgagee and/or loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Administrative Agent, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s financial matters with the Administrative Agent, the Issuer and each Lender or their representatives whether or not any representative of the Borrower is present) and to examine, and photocopy extracts from, any of its books or other corporate records; provided that unless an Event of Default shall have occurred, such visits shall be made by the Administrative Agent and shall occur no more than once per calendar year.

SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

(a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

(b) promptly notify the Administrative Agent and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which relate to environmental matters which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on their books; and

(c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

SECTION 7.1.7. Future Subsidiaries. (a) Upon any Person becoming a U.S. Subsidiary of the Borrower, the Borrower shall notify the Administrative Agent and shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent a supplement (in form and substance satisfactory to the Administrative Agent) to the Subsidiary Guaranty.

(b) Prior to the occurrence of the Investment Grade Rating Date, upon any Person becoming a Subsidiary of the Borrower, or upon the Borrower or any of its Subsidiaries acquiring additional Capital Securities of any existing Subsidiary, the Borrower shall notify the Administrative Agent of such acquisition on a quarterly basis together with delivery of the Compliance Certificate; and

(i) if such Subsidiary is a U.S. Subsidiary, the Borrower shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent (A) a supplement (in form and substance satisfactory to the Administrative Agent) to the WWI Security Agreement and (B) if such Subsidiary owns any real property having a value as determined in good faith by the Administrative Agent in excess of $2,000,000, a Mortgage, together with acknowledgment copies of Uniform Commercial Code financing statements (form UCC-1) delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the applicable Security Agreement or a Mortgage, as the case may be; and

(ii) except as set forth in the Post-Closing Letter and in clause (d) of this Section, the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a supplement (in form and substance satisfactory to the Administrative Agent) to the WWI Pledge Agreement, certificates (if any) representing all of the issued and outstanding shares of Capital Securities of such Subsidiary owned by the Borrower or any of its Subsidiaries that is a Guarantor, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of the applicable Pledge Agreement; provided, that notwithstanding anything to the contrary herein or in any Loan Document, in no event shall more than 65% of the Voting Stock of any Foreign Subsidiary be required to be pledged and in no event shall any Foreign Subsidiary be required to pledge Capital Securities of its Subsidiaries (unless in each case such pledge would not result in a materially adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole), together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require.

(c) [INTENTIONALLY OMITTED].

(d) The Borrower and its Subsidiaries shall satisfy each of the requirements set forth in the Post-Closing Letter Agreement on or before the date specified therein for each such requirement, or such later date as may be permitted with respect thereto pursuant to the terms of the Post-Closing Letter Agreement. Notwithstanding anything to the contrary contained herein, solely with respect to the matters expressly identified in the Post-Closing Letter Agreement, compliance by the Borrower and its Subsidiaries with clause (b)(ii) of this Section with respect to each such matter shall not be required prior to the date specified in the Post-Closing Letter Agreement for such matter, or such later date as may be permitted with respect thereto pursuant to the terms of the Post-Closing Letter Agreement.

SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property. (a) Prior to the Investment Grade Rating Date, prior to entering into any new lease of real property or renewing any existing lease of real property, the Borrower shall, and shall cause each of its U.S. Subsidiaries to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or any such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a “landlord’s” (or similar) Lien which is superior to the Administrative Agent’s, to the extent the value of any personal property of the Borrower or such U.S. Subsidiary to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $5,000,000.

(b) Prior to the Investment Grade Rating Date, in the event that the Borrower or any of its U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $2,000,000, the Borrower or the applicable Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with

(i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

(ii) mortgagee’s title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and such policies shall also include a revolving credit endorsement and such other endorsements as the Administrative Agent shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(iii) such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

(c) [INTENTIONALLY OMITTED].

SECTION 7.1.9. Use of Proceeds, etc. The proceeds of the Credit Extensions shall be applied by the Borrower as follows:

(a) (i) the proceeds of all Revolving Loans, all Swing Line Loans and any Term Loans incurred pursuant to Section 2.1.6(a) and Section 11.19, and the issuance of Letters of Credit from time to time, shall be used for working capital and general corporate purposes of the Borrower and its Subsidiaries and (ii) the proceeds of all Revolver Repayment Term Loans incurred pursuant to Section 2.1.6(b) shall be used solely to repay the Tranche of Revolving Loans with the earliest Stated Maturity Date and, to the extent of any remaining proceeds, to repay each other Tranche of Revolving Loans (sequentially in direct order of their Stated Maturity Dates), and shall be applied pro rata to the outstanding principal amount of all Revolving Loans outstanding under the applicable Tranches;

(b) [INTENTIONALLY OMITTED]; and

(c) the proceeds of the Term E Loans and the Term F Loans made on the 2012 Self Tender Funding Date and the Term E Loans made on the 2012 Affiliate Purchase Funding Date shall be applied by the Borrower (i) to fund the 2012 Self Tender and the 2012 Affiliate Purchase and (ii) to finance the payment of the fees and expenses related to the 2012 Self Tender, the 2012 Affiliate Purchase and the other transactions contemplated by the Amendment Agreement.

SECTION 7.2. Negative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except business activities of the type in which the Borrower and its Subsidiaries are engaged on the Restatement Effective Date and such activities as may be incidental, similar or related thereto.

SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Indebtedness in respect of the Credit Extensions and other Obligations;

(b) [INTENTIONALLY OMITTED];

(c) Indebtedness identified in Item 7.2.2(c) (“Ongoing Indebtedness”) of the Disclosure Schedule, and any Refinancing Indebtedness;

(d) Indebtedness incurred by the Borrower or any of its Subsidiaries (i) (x) to any Person providing financing for the acquisition of any assets permitted to be acquired pursuant to Section 7.2.8 to finance its acquisition of such assets and (y) in respect of Capitalized Lease Liabilities in an aggregate amount for clauses (x) and (y) not to exceed $10,000,000 at any time and (ii) from time to time for general corporate purposes in a maximum aggregate amount of all Indebtedness incurred pursuant to this clause (ii) not at any time to exceed $25,000,000 less the then aggregate outstanding Indebtedness of Subsidiaries which are not Guarantors permitted under clause (f)(iii) below;

(e) Hedging Obligations of the Borrower or any of its Subsidiaries;

(f) intercompany Indebtedness of the Borrower owing to any of its Subsidiaries or any Subsidiary of the Borrower owing to the Borrower or any other Subsidiary of the Borrower or of the Borrower to any Subsidiary of the Borrower, which Indebtedness

(i) if between Guarantors shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent which have been duly executed and delivered to (and endorsed to the order of) the Administrative Agent in pledge pursuant to a supplement to the applicable Pledge Agreement;

(ii) if between Guarantors (other than Indebtedness incurred by the Borrower) shall, except in the case of Indebtedness of the Borrower owing to any of its Subsidiaries, not be forgiven or otherwise discharged for any consideration other than payment in cash in the currency in which such Indebtedness was loaned or advanced unless the Administrative Agent otherwise consents; and

(iii) owing by Subsidiaries which are not Guarantors to Guarantors shall not exceed $25,000,000 in the aggregate at any time outstanding;

(g) unsecured Debt of the Borrower, so long as after giving pro forma effect to the incurrence of such Debt the Borrower can demonstrate compliance with the covenants set forth in Section 7.2.4;

(h) [reserved];

(i) each Subordinated Guaranty;

(j) (i) guarantees by the Borrower or any Guarantor of any Indebtedness of the Borrower or any Guarantor and (ii) guarantees by any Subsidiary that is not a Guarantor of any Indebtedness of any other Subsidiary that is not a Guarantor and (iii) guarantees by the Borrower or any Guarantor of any unsecured Indebtedness of any Subsidiary that is not a Guarantor incurred pursuant to clause (d)(ii) of this Section; provided, that in each case, the Indebtedness being guaranteed is otherwise permitted by this Section;

(k) Indebtedness incurred or assumed in connection with a Franchise Acquisition in an amount not to exceed $30,000,000 per Franchise Acquisition; and

(l) [INTENTIONALLY OMITTED];

provided, however, that no Indebtedness otherwise permitted by clause (d), (f) (as such clause relates to Loans made by the Borrower to its Subsidiaries) or (g) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

(b) [INTENTIONALLY OMITTED];

(c) Liens to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

(d) Liens granted by the Borrower or any of its Subsidiaries to secure payment of Indebtedness of the type permitted and described in (x) clause (d)(i) of Section 7.2.2; provided, that the obligations secured thereby do not exceed in the aggregate $5,000,000 at any time outstanding and (y) clause (d)(ii) of Section 7.2.2 owed by Subsidiaries which are not Guarantors to non-Affiliates; provided that the obligations secured thereby do not exceed $7,500,000 in the aggregate at any one time outstanding;

(e) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(f) Liens of carriers, warehousemen, mechanics, repairmen, materialmen and landlords or other like liens incurred by the Borrower or any of its Subsidiaries in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(g) Liens incurred by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

(i) Liens with respect to recorded minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Subsidiary in the ordinary course of their business of the property subject thereto;

(j) leases or subleases granted by the Borrower or any of its Subsidiaries to any other Person in the ordinary course of business;

(k) Liens in the nature of trustees’ Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and

(l) [INTENTIONALLY OMITTED]; and

(m) [INTENTIONALLY OMITTED].

SECTION 7.2.4. Financial Condition. (a) Net Debt EBITDA Ratio. The Borrower will not permit the Net Debt to EBITDA Ratio as of the end of any Fiscal Quarter ending (i) prior to March 30, 2013, to be greater than 5.00 to 1.00, (ii) on or after March 30, 2013 and prior to March 29, 2014, to be greater than 4.75:1.00, or (iii) on or after March 29, 2014, to be greater than 4.50:1.00.

(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 2.00 to 1.00.

SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

(a) Investments existing on the Restatement Effective Date and identified in Item 7.2.5(a) (“Ongoing Investments”) of the Disclosure Schedule;

(b) Cash Equivalent Investments;

(c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

(d) without duplication, Investments permitted as Capital Expenditures;

(e) Investments by the Borrower in any of its Subsidiaries (i) which have executed Guaranties, or by any such Subsidiary in any of its Subsidiaries which have executed Guaranties, by way of contributions to capital and (ii) which have not executed Guaranties in an aggregate amount not to exceed $60,000,000, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital;

(f) Investments made by the Borrower or any of its Subsidiaries, solely with proceeds which have been contributed, directly or indirectly, to such Subsidiary as cash equity from holders of the Borrower’s common stock for the purpose of making an Investment identified in a notice to the Administrative Agent on or prior to the date that such capital contribution is made;

(g) Investments by the Borrower or any of its Subsidiaries to the extent the consideration received pursuant to clause (b)(i) of Section 7.2.9 is not all cash;

(h) [reserved];

(i) other Investments made by the Borrower or any of the Guarantors in an aggregate amount not to exceed $60,000,000;

(j) other Investments made by any Non-Guarantor Subsidiary in another Non-Guarantor Subsidiary;

(k) other Investments made by the Borrower or any Subsidiary in Qualified Assets, to the extent permitted under clause (b) of Section 3.1.1;

(l) Investments made by the Borrower in the Designated Subsidiary in an aggregate amount not to exceed $1,500,000;

(m) Investments permitted under Section 7.2.6;

(n) Investments by the Borrower or any Subsidiary constituting Permitted Acquisitions; and

(o) [INTENTIONALLY OMITTED].

provided, however, that

(i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

(ii) the Investments permitted above shall only be permitted to be made to the extent not prohibited in whole or in part by the terms of any Subordinated Debt or Sub Debt Document;

(iii) no Investment otherwise permitted by clause (e), (f), (g) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and

(iv) except as permitted under clause (a) above, no more than $2,000,000 of Investments may be made in the Designated Subsidiary unless the Designated Subsidiary shall have taken the actions set forth in Section 7.1.7.

SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Restatement Effective Date,

(a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Securities (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Securities (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Securities (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Securities (now or hereafter outstanding) of the Borrower (collectively, “Restricted Payments”); provided, that:

(i) subject to clause (ii) below, the Borrower may make Restricted Payments of dividends on the Borrower’s Capital Securities so long as no Default has occurred and is continuing or would be caused thereby;

(ii) the Borrower may make Restricted Payments of extraordinary dividends or to repurchase the Borrower’s Capital Securities (other than pursuant to clause (a)(iii)), so long as no Default has occurred and is continuing or would be caused thereby; provided, however, if the Investment Grade Rating Date has not occurred, such Restricted Payments shall not exceed $150,000,000 in the aggregate in any Fiscal Year for those Fiscal Quarters in such Fiscal Year during which either (A) subject to Section 4.7, the Net Debt to EBITDA Ratio is equal to or greater than 3.75:1 as set forth in the Compliance Certificate most recently delivered to the Administrative Agent or (B) the Net Debt to EBITDA Ratio is equal to or greater than 3.75:1 after giving pro forma effect to such Restricted Payments as of (and including) the computation date of the Compliance Certificate most recently delivered to the Administrative Agent;

(iii) the Borrower may make Restricted Payments in connection with the 2012 Self Tender and the 2012 Affiliate Purchase in accordance with the terms of the 2012 Offer Documents; provided that Restricted Payments made in connection with the 2012 Self Tender and the 2012 Affiliate Purchase shall not exceed $1,500,000,000 in the aggregate; and

(iv) in addition to any repurchase of its stock held by employees constituting management in connection with the 2012 Self Tender, the Borrower may repurchase its stock held by employees constituting management, in an amount not to exceed $5,000,000 in any Fiscal Year and an aggregate amount of $20,000,000 (amounts unused in any Fiscal Year may be used in the immediately succeeding Fiscal Year);

(b) the Borrower will not, and will not permit any of its Subsidiaries to

(i) make any payment or prepayment of principal of, or interest on, any Subordinated Debt other than (A) in the case of interest only, on the stated, scheduled date for such payment of interest set forth in the applicable Sub Debt Documents or (B) which would not violate the terms of this Agreement or the subordination provisions of the applicable Sub Debt Documents; or

(ii) redeem, retire, purchase or defease any Subordinated Debt unless no Default has occurred and is continuing or would result therefrom; and

(c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes (except in connection with any permitted expenditure described in clauses (a) and (b) above).

SECTION 7.2.7. [INTENTIONALLY OMITTED]

SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

(a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided, that notwithstanding the above, (i) a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a supplement to the WWI Pledge Agreement, a percentage of the issued and outstanding shares of Capital Securities (on a fully diluted basis) of the Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Securities (on a fully diluted basis) of the Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent and (ii) if such Subsidiary is a Guarantor the surviving corporation must be a Guarantor;

(b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may make Investments permitted under Section 7.2.5 (including any Permitted Acquisition); and

(c) a Subsidiary may merge with another Person in a transaction permitted by clause (b) of Section 7.2.9.

SECTION 7.2.9. Asset Dispositions, etc. Subject to the definition of Change in Control, the Borrower will not, and will not permit any of its Subsidiaries to, Dispose of all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Securities of Subsidiaries) to any Person, unless

(a) such Disposition is made by the Borrower or any of its Subsidiaries and is (i) in the ordinary course of its business (and does not constitute a Disposition of all or a substantial part of the Borrower or such Subsidiary’s assets) or is of obsolete or worn out property or (ii) permitted by clause (a) or (b) of Section 7.2.8;

(b) (i) such Disposition (other than of Capital Securities) is made by the

Borrower or any of its Subsidiaries and is for fair market value and the consideration consists of no less than 75% in cash, (ii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (b) since the Restatement Effective Date, does not exceed (individually or in the aggregate) an amount equal to 10% of the assets of the Borrower and its Subsidiaries taken as a whole (calculated at the time such Disposition is to be made) over the term of this Agreement and (iii) the Net Disposition Proceeds generated from such Disposition not theretofore reinvested in Qualified Assets in accordance with clause (b) of Section 3.1.1 (with the amount permitted to be so reinvested in Qualified Assets in any event not to exceed $7,500,000 over the term of this Agreement) is applied as Net Disposition Proceeds to prepay the Loans pursuant to the terms of clause (b) of Section 3.1.1 and Section 3.1.2;

(c) such Disposition is made pursuant to a Local Management Plan; or

(d) [INTENTIONALLY OMITTED].

SECTION 7.2.10. Modification of Certain Agreements. (a) [INTENTIONALLY OMITTED].

(b) Except as otherwise permitted pursuant to the terms of this Agreement, without the prior written consent of the Required Lenders, the Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Subordinated Debt or any Sub Debt Document (including any Subordinated Guaranty), or make any payment in order to obtain an amendment thereof or change thereto, if the effect of such amendment, supplement, modification or change is to (i) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to such Subordinated Debt or any such Sub Debt Document, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to the Borrower or any of its Subsidiaries or (ii) change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof, or change any collateral therefor (other than to release such collateral), if (in the case of this clause (b)(ii)), the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Debt, or any such Sub Debt Document (or a trustee or other representative on their behalf).

SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of their other Affiliates (other than any Obligor)

(a) unless (i) such arrangement or contract is fair and equitable to the

Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of their Affiliates; and (ii) if such arrangement or contract involves an amount in excess of $25,000,000, the terms of such arrangement or contract are set forth in writing and a majority of directors of the Borrower have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved such arrangement or contract as evidenced by appropriate resolutions of the board of directors of the Borrower or the relevant Subsidiary; or (iii) such arrangement is set forth on Item 7.2.11 of the Disclosure Schedule;

(b) except that, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the Borrower and its Subsidiaries may pay (i) annual management, consulting, monitoring and advisory fees to The Invus Group, Ltd. in an aggregate total amount in any Fiscal Year not to exceed the greater of (x) $1,000,000 and (y) 1.0% of EBITDA for the relevant period, and any related out-of-pocket expenses and (ii) fees to The Invus Group, Ltd. and its Affiliates in connection with any acquisition or divestiture transaction entered into by the Borrower or any Subsidiary; provided, however, that the aggregate amount of fees paid to The Invus Group, Ltd. and its Affiliates in respect of any acquisition or divestiture transaction shall not exceed 1% of the total amount of such transaction; and

(c) except that the Borrower may consummate the 2012 Self Tender and the 2012 Affiliate Purchase in accordance with the terms of the 2012 Offer Documents.

SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding (i) any restrictions existing under the Loan Documents or, in the case of clauses (a)(i) and (b), any other agreements in effect on the Restatement Effective Date, (ii) in the case of clauses (a)(i) and (b), any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Securities or assets of such Subsidiary pursuant to a transaction otherwise permitted hereby, (iii) in the case of clause (a), restrictions in respect of Indebtedness secured by Liens permitted by Section 7.2.3, but only to the extent such restrictions apply to the assets encumbered thereby, (iv) in the case of clause (a), restrictions under any Sub Debt Document or (v) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause (i), (ii) or (iii) above; provided, that the terms and conditions of any such agreement referred to in clause (i), (ii) or (iii) are not materially less favorable to the Lenders or materially more restrictive to any Obligor a party thereto than those under the agreement so amended, refinanced or replaced) prohibiting

(a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

(b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

SECTION 7.2.13. Stock of Subsidiaries. The Borrower will not permit any of its Subsidiaries to issue any Capital Securities (whether for value or otherwise) to any Person other than the Borrower or another Wholly-owned Subsidiary of the Borrower except in connection with a Local Management Plan.

SECTION 7.2.14. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.

SECTION 7.2.15. Fiscal Year. The Borrower will not and will not permit any of its Subsidiaries to change its Fiscal Year, unless such change brings the Fiscal Year of such Subsidiary into conformity with the Fiscal Year of the Borrower.

SECTION 7.2.16. Designation of Senior Indebtedness. The Borrower will not designate any Indebtedness (other than Indebtedness hereunder) as “Designated Senior Indebtedness” (or any analogous term) in any Sub Debt Document.

ARTICLE VIII

[INTENTIONALLY OMITTED]

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an “Event of Default”.

SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment of any Reimbursement Obligation (including pursuant to Sections 2.6 and 2.6.2) on the applicable Disbursement Due Date or any deposit of cash for collateral purposes on the date required pursuant to Section 2.6.4 or any principal of any Loan when due, or any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee or of any other monetary Obligation.

SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.9 or Section 7.2.

SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

SECTION 9.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 9.1.1, of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $25,000,000, or (ii) in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $25,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 9.1.6. Judgments. Any judgment or order for the payment of money in excess of $25,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and remain unpaid and either

(a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(b) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

(a) the termination of any Pension Plan if, as a result of such termination, the Borrower or any Subsidiary would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000; or

(b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 303(k) of ERISA in an amount in excess of $25,000,000.

SECTION 9.1.8. Change in Control. Any Change in Control shall occur.

SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or the Designated Subsidiary) or any other Obligor shall

(a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower or each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

SECTION 9.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document, except to the extent any event referred to above (a) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under the WWI Pledge Agreement or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (b) is covered by a lender’s title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

SECTION 9.1.11. Subordinated Debt. The subordination provisions relating to any Subordinated Debt (the “Subordination Provisions”) shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other monetary Obligations shall fail to constitute Senior Debt, or the same (or any other similar term) used to define the monetary Obligations.

SECTION 9.1.12. Redemption. Any holder of any Subordinated Debt shall file an action seeking the rescission thereof or damages or injunctive relief relating thereto; or any event shall occur which, under the terms of any agreement or indenture relating to Subordinated Debt, shall require the Borrower or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount of the Subordinated Debt (other than as provided under Section 7.2.6); or the Borrower or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of the principal amount of any such Subordinated Debt (other than as provided under Section 7.2.6).

SECTION 9.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower, any Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the Stated Amount of all issued Letters of Credit and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, the Borrower shall deposit with the Administrative Agent cash collateral in an amount equal to the Stated Amount of all issued Letters of Credit and/or, as the case may be, the Commitments shall terminate.

ARTICLE X

THE AGENTS

SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent and as a Lead Arranger under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes, and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby appoints each of JPMorgan, CS Securities and MLPFS as a Lead Arranger. Each Lender hereby appoints each of JPMorgan and Credit Suisse AG, Cayman Islands Branch, as a Syndication Agent and Bank of America, N.A., Fifth Third Bank, US Bank National Association, Mizuho Corporate Bank, Ltd. and TD Bank, N.A., as the Documentation Agents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys’ fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from an Agent’s gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agents shall be or become, in any Agent’s determination, inadequate, any Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding the foregoing, the Lead Arrangers, the Syndication Agents and the Documentation Agents shall have no duties, obligations or liabilities under any Loan Document.

SECTION 10.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

SECTION 10.3. Exculpation. Neither any Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents believe to be genuine and to have been presented by a proper Person.

SECTION 10.4. Successor. Each Syndication Agent may resign as such upon one Business Day’s notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of

(a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

(b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

SECTION 10.5. Credit Extensions by each Agent. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower, as if such Agent were not an Agent hereunder.

SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 10.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 10.8. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Secured Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Administrative Agent, in acting hereunder and under each other Loan Document, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

SECTION 10.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

(a) modify Section 4.8 (as it relates to sharing of payments) or this Section 11.1, in each case, without the consent of all Lenders;

(b) increase any Lender’s Percentage of any Commitment Amount, increase the aggregate amount of any Loans to be made by a Lender pursuant to its Commitments, extend the Revolving Loan Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

(c) extend the final Stated Maturity Date for any Lender’s Loan, or reduce the principal amount of or rate of interest on any Lender’s Loan or extend the date on which scheduled payments of principal, or payments of interest or fees are payable in respect of any Lender’s Loans, in each case, without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 9.2 and Section 9.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

(d) reduce the percentage set forth in the definition of “Required Lenders” or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

(e) increase the Stated Amount of any Letter of Credit, unless consented to by the Issuer of such Letter of Credit, or extend the Stated Expiry Date of any Letter of Credit to a date which is subsequent to the Revolving Loan Commitment Termination Date, unless consented to by the Issuer of such Letter of Credit and all Revolving Lenders;

(f) except as otherwise expressly provided in this Agreement or another Loan Document, release (i) any Guarantor from its obligations under a Guaranty other than in connection with a Disposition of all or substantially all of the Capital Securities of such Guarantor in a transaction permitted by Section 7.2.9 as in effect from time to time or (ii) all or substantially all of the collateral under the Loan Documents, in either case without the consent of all Lenders;

(g) change any of the terms of clause (c) of Section 2.1.4 or Section 2.3.2 without the consent of the Swing Line Lender; or

(h) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), the Syndication Agent (in its capacity as the Syndication Agent) or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent, the Syndication Agent or such Issuer, as the case may be.

No failure or delay on the part of the Administrative Agent, the Syndication Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Syndication Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 11.1A. Class Voting, Etc. No amendment, modification or waiver of the provisions of this Agreement or of any other Loan Document shall:

(a) postpone the scheduled date of expiration of any Term E Loan Commitment or Term F Loan Commitment of any Lender of such Tranche, without the written consent of such Lender;

(b) modify this Section 11.1A without the written consent of each Lender adversely affected thereby; or

(c) reduce the prepayment fees payable under clause (p) of Section 3.1.1 without the written consent of each Lender adversely affected thereby.

SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule III hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (telephonic confirmation in the case of facsimile).

SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of Mayer Brown LLP, special New York counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with:

(a) the syndication by the Agents of the Loans, the negotiation,

preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated thereby are consummated;

(b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements or other instruments relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

(c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder, or the issuance of the Notes and Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses) incurred by the Administrative Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds the Administrative Agent, the Syndication Agents, the Documentation Agents, the Issuer and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, obligations, claims and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

(a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

(b) the entering into and performance of this Agreement and any other

Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension);

(c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, such Syndication Agents, the Documentation Agents, the Issuer or such Lender is party thereto;

(d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

(e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

(f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Notes and any transfer of the property of the Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, the Administrative Agent, the Issuer or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower’s obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

To the fullest extent permitted by applicable law, no party hereto, including the Borrower, shall be subject to any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, or any other Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall limit the Borrower’s indemnity and reimbursement obligations under this Section 11.4 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnified Party is entitled to indemnification thereunder.

SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Sections 4.8 and 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in several counterparts each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT), INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES, SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98—INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

(a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

(b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons, on a non pro rata basis, in accordance with this Section 11.11.

SECTION 11.11.1. Assignments. Any Lender,

(a) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, (i) shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for such consent and (ii) shall not be required while an Event of Default under Sections 9.1.1 or 9.1.9 has occurred and is continuing), may at any time assign and delegate to one or more commercial banks or other financial institutions; and

(b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates, Related Fund or to any other Lender,

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments in a minimum aggregate amount of $1,000,000 or the then remaining amount of a Lender’s type of Loan or Commitment; provided, however, that (i) with respect to assignments of Revolving Loans, the assigning Lender must assign a pro rata portion of each of its Revolving Loan Commitments, Revolving Loans and interest in Letter of Credit Outstandings, (ii) the Administrative Agent, in its own discretion, or by instruction from the Issuer, may refuse acceptance of an assignment of Revolving Loans and Revolving Loan Commitments to a Person not satisfying long-term certificate of deposit ratings published by S&P or Moody’s, of at least BBB- or Baa3, respectively, or (unless otherwise agreed to by the Issuer), if such assignment would, pursuant to any applicable laws, rules or regulations, be binding on the Issuer, result in a reduced rate of return to the Issuer or require the Issuer to set aside capital in an amount that is greater than that which is required to be set aside for other Lenders participating in the Letters of Credit, and (iii) such minimum assignment amounts shall not apply to assignments among Lenders, their Affiliates and Related Funds; provided, further, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

(i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

(ii) such Lender and such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

(iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and records the information contained therein in the Register pursuant to Section 11.11.3, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender), to the extent required by the Assignee Lender, new Notes evidencing such Assignee Lender’s assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments, as the case may be, retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes, then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes “exchanged” and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement, in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or if such assignment and delegation is by a Lender to the Federal Reserve Bank or other creditor, as provided below; provided however that for purposes of paying such processing fee, same-day assignments to Affiliates and/or Related Funds of a Lender shall be treated as a single assignment. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

Notwithstanding any other term of this Section 11.11.1, the agreement of the Swing Line Lender to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of the Swing Line Lender to make any assignment of its Loans or Commitments, it being understood and agreed that the Swing Line Lender may terminate its Swing Line Loan Commitment, to the extent such Swing Line Commitment would exceed its Revolving Loan Commitment after giving effect to such assignment, in connection with the making of any assignment. Nothing contained in this Section 11.11.1 shall restrict or prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank (or in the case of a Lender which is a fund, to the trustee of, or other Eligible Institution affiliated with, such fund for the benefit of its investors) or other creditor in support of borrowings made by such Lender from such Federal Reserve Bank or other creditor.

In the event that S&P or Moody’s shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit or Swing Line Loans becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB- or Baa3, then each of the Issuer and (if different) the Swing Line Lender shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

SECTION 11.11.2. Participations. (a) Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

(i) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

(ii) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

(iii) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(iv) no Participant, unless such Participant is an Affiliate of such Lender, or Related Fund or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any action of the type described in clause (a), (b), (f) or, to the extent requiring the consent of each Lender, clause (c) of Section 11.1; and

(v) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (v) above, that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 11.3 and 11.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which taxes would not have been incurred or payable if such Participant had satisfied the requirements of Section 4.6(e) as if it were a Lender.

SECTION 11.11.3. Registers. (a) The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, and the Administrative Agent hereby accepts such designation, solely for the purpose of this Section, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitment, the Loans made by each Lender and the Notes evidencing such Loans, and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower’s or any other Obligor’s Obligations in respect of such Loans or Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and related Note is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender’s Commitment and the Loans made pursuant thereto and the Notes evidencing such Loans may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Loans or the Notes evidencing such Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender’s Commitment or Loans or the Notes evidencing such Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section. No Lender Assignment Agreement shall be effective until recorded in the Register. Upon its receipt of a Lender Assignment Agreement duly executed by the assigning Lender, the Assignee Lender and any other Person whose consent or acknowledgement is required pursuant to Section 11.11.1, the Administrative Agent shall promptly (i) accept such Lender Assignment Agreement and (ii) record the information contained therein in the Register.

(b) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, Note, Letter of Credit or other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Note, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY SYNDICATION AGENT, THE DOCUMENTATION AGENTS, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 11.14. Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, EACH SYNDICATION AGENT, THE DOCUMENTATION AGENTS, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR

WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH SYNDICATION AGENT, THE DOCUMENTATION AGENTS, SUCH LENDER, SUCH ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH SYNDICATION AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 11.15. Confidentiality. The Lenders, the Administrative Agent and the other Agents shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process or to any quasi-regulatory authority (including the National Association of Insurance Commissioners); provided, however, that:

(a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

(b) prior to any such disclosure pursuant to this Section 11.15, each Lender shall require any such potential transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

(i) to be bound by this Section 11.15; and

(ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.15; and

(c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

Notwithstanding the foregoing paragraphs of this Section, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. This authorization does not extend to disclosure of any other information, including (a) the identity of participants or potential participants in the transactions contemplated herein, (b) the existence or status of any negotiations, or (c) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.

SECTION 11.16. Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or under any other Loan Document in another currency into U.S. Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars or with such Foreign Currency, as the case may be, in New York City, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

SECTION 11.17. Release of Security Interests. (a) As of the Original Effective Date, the Administrative Agent hereby releases (and is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to release) and agrees to take any action requested by the Borrower having the effect of releasing (i) any guarantee obligations of, and collateral granted or pledged by, any Foreign Subsidiary pursuant to the Existing Credit Agreement (as defined in the Existing Credit Agreement) and the Loan Documents related thereto and (ii) any Capital Securities pledged by the Borrower or its U.S. Subsidiaries pursuant to the WWI Pledge Agreement consisting of more than 65% of the Voting Stock of any Foreign Subsidiary.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction expressly permitted by any Loan Document or that has been consented to in accordance with Section 11.1, as applicable, or (ii) under the circumstances described in clause (c) below.

(c) Upon the occurrence of the Investment Grade Rating Date or at such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit for which the Borrower has provided cash collateral in accordance with Section 2.6), the collateral shall be released from the Liens created by the Collateral Documents and all obligations thereunder (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor thereunder shall terminate (in the case of the Security Agreements, all without delivery of any instrument or performance of any act by any Person).

SECTION 11.18. Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow the Administrative Agent or such Lender to identify such Borrower in accordance with the Patriot Act. The Borrower agrees to promptly deliver, following a request by the Administrative Agent or any Lender, all documentation and other information the Administrative Agent or such Lender reasonably requests in order to comply with the Patriot Act and its ongoing obligations under other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 11.19. Loan Modification Offers. (a) The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Tranches of Loans and/or Commitments, other than the Swing Line Loans Tranche (each Tranche subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in paragraph (c) below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten Business Days nor more than 30 Business Days after the date of such notice). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted

Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders of the Affected Class as Other Term Loans, Other Revolving Loans and/or Other Revolving Loan Commitments). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 11.19 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received appropriate closing documentation as may be reasonably specified by the Administrative Agent.

(c) “Permitted Amendments” shall be (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders (provided that there cannot be more than three Stated Maturity Dates in any year without the consent of the Administrative Agent), (ii) a reduction or elimination of the scheduled amortization of the applicable Loans of the Accepting Lenders and (iii) if such Permitted Amendment provides for any of the foregoing, such Permitted Amendment may also provide for (A) an increase in the Applicable Margin and/or Applicable Commitment Fee Margin with respect to the applicable Loans and/or Commitments of the Accepting Lenders and/or (B) the payment of additional fees or other compensation to the Accepting Lenders (such increase and/or payments to be in the form of cash, Capital Securities or other property to the extent not prohibited by this Agreement); provided that if a Permitted Amendment would have the effect of creating more than one Tranche of Revolving Loan Commitments, then Borrowings and repayments under such Tranches shall be pro rata until such time as only one such Tranche remains outstanding.

ANNEX B

AMENDMENTS TO THE COLLATERAL DOCUMENTS AND THE

INTERCOMPANY SUBORDINATION AGREEMENT

SECTION 1.    Amendments to the WWI Pledge Agreement. Effective as of the Restatement Effective Date:

(a)    Section 3.1.2. shall be amended by replacing the reference to Section 9-306 of the UCC in clause (i) therein with a reference to Section 9-315 of the UCC;

(b)    Article III shall be amended by adding a new Section 3.1.6. to the end thereof as follows:

“SECTION 3.1.6. Certification of Limited Liability Company and Limited Partnership Interests. Each Pledgor acknowledges and agrees that (i) to the extent any interest in any limited liability company or limited partnership controlled now or in the future by such Pledgor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Pledgor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Pledgor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Pledgor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Pledgor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.”

SECTION 2.    Amendments to the WWI Security Agreement. Effective as of the Restatement Effective Date:

(a)    Section 1.1 shall be amended by deleting the definition of “Deposit Accounts”;

(b)    Section 1.1 shall be amended by adding the following definition after the definition of “Credit Agreement”:

“Deposit Account Control Agreement” means with respect to any deposit account maintained by any Grantor, an agreement between such Grantor, the Administrative Agent and the bank with which such deposit account is maintained, which satisfies the requirements of Section 9-104(a)(2) of the UCC for the purposes of establishing control of the Administrative Agent of such deposit account.”;

(c)    Section 1.1 shall be amended in its entirety the definition of “Repayment Date” as follows:

“Repayment Date” means the date on which all Obligations under the Credit Agreement (and for the avoidance of doubt, not to include any Cash Management Obligations or Hedging Obligations are paid and satisfied in full, all Commitments have been terminated, all Letters of Credit have expired or been cash collateralized.”;

(d)    Section 1.3 shall be amended to add immediately before the second comma therein “(whether such term is capitalized herein or not)”;

(e)    Section 2.1 shall be amended by replacing the last paragraph thereof with the following paragraph:

“Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the unenforceability of any right of the Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (A) or (B) of this paragraph including, any proceeds of such contract or agreement.”;

(f)    Section 3.1.1. shall be amended in its entirety to read as follows:

“SECTION 3.1.1 Location of Collateral, etc. As of the date hereof, such Grantor has no trade name, except as set forth on Item D of Schedule I hereto. During the four months preceding the date hereof, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such grantor been the subject of any merger or other corporate reorganization, except as set forth in Item E of Schedule I hereto. The jurisdiction of organization of such Grantor is set forth in Item F of Schedule I hereto.”;

(g)    Section 3.1.5 shall be amended by replacing the reference to Section 9-306 of the UCC in the parenthetical therein with a reference to Section 9-315 of the UCC;

(h)    Section 4.1.1 shall be deleted in its entirety and replaced by inserting in place thereof:

“SECTION 4.1.1 [Reserved]”;

(i)    The first sentence of Section 4.1.2(a) shall be amended by replacing the reference therein to Schedule IV to Schedule VI;

(j)    The second sentence of Section 4.1.2(a) shall be amended in its entirety to read as follows:

“Such Grantor shall keep its chief executive office located at the address set forth below its name on the signature page hereof (unless notice of any change thereof shall be given in accordance with Section 4.1.7(d)) and shall not change its name except upon 30 days prior written notice to the Administrative Agent, as may be waived by the Administrative Agent in its sole discretion.”;

(k)    Section 4.1.2(b) shall be amended in its entirety to read as follows:

“(b) Such Grantor shall list each of its Deposit Accounts in Schedule VI hereto, as such Schedule is supplemented by notice to the Administrative Agent pursuant to clause (a) of this Section 4.1.2. Subject to, and without limiting the effect of clause (c) of this Section 4.1.2., following the occurrence and continuance of an Event of Default and at the direction of the Required Lenders, such Grantor shall make its best efforts to enter into a Deposit Account Control Agreement with respect to any Deposit Account maintained by it, in all respects satisfactory to the Administrative Agent. In the event a deposit account bank refuses to enter into a Deposit Account Control Agreement within 30 days of any Grantor’s request, the Administrative Agent shall have the right to direct such Grantor to transfer the assets in that Deposit Account to a bank which will enter into a Deposit Account Control Agreement in all respects satisfactory to the Administrative Agent.”;

(l)    Section 4.1.7. shall be amended by replacing the period at the end of clause (c) with a comma and inserting the word “and” and adding a new clause (d) immediately before the last paragraph of the Section as follows:

“(d) promptly notify the Administrative Agent in writing of any change in (A) its legal name, as set forth in its organizational documents, (B) its jurisdiction of organization or the form of organization (including as a result of any merger or consolidation), (C) the location of its chief executive office or its principal place of business or (D) its organizational identification number, if any, or, with respect to any Grantor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, its Federal Taxpayer Identification Number. Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the preceding sentence. Each Grantor agrees not to effect or permit any change referred to in this clause (d) unless it has substantially concurrently complied with the requirements set forth in clause (b) above.”;

(m)    Section 4.1.7. shall be further amended by deleting the final sentence of the final paragraph of such Section.

SECTION 3.    Amendments to the Intercompany Subordination Agreement. Effective as of the Restatement Effective Date:

(a)    The preamble shall be amended to remove any reference to (i) SP1 Borrower; (ii) any entities other than WWI and its U.S. Subsidiaries as “Subordinated Creditors” under the agreement;

(b)    Clause (c) of Section 2 shall be amended in its entirety, as follows;

(i) Notwithstanding anything to the contrary herein, the Borrower shall be permitted to make, and any Subordinated Guarantor shall be permitted to receive or accept from any source whatsoever, any payment in respect of any Intercompany Debt unless and until any Default of the type described in Section 9.1.1 or Section 9.1.9 of the Credit Agreement or, subject to prior written notice to WWI from the Administrative Agent, any other Event of Default shall have occurred and be continuing or would result therefrom. After the occurrence of an Default or Event of Default as described above shall occur, no such payment or receipt of payment in respect of Intercompany Debt shall resume unless and until (i) the Senior Indebtedness has been paid in cash in full, (ii) in the case of an Event of Default referred to above other than a Default of the nature set forth in Section 9.1.9 of the Credit Agreement, such Event of Default has been cured or waived or (iii) the Administrative Agent has otherwise consented in writing.

SECTION 4.    Omnibus Amendments to Collateral Documents and the Intercompany Subordination Agreement. Effective as of the Restatement Effective Date:

(a)    Any reference to the “SP1 Borrower” and “SP1 Obligations” shall be deleted;

(b)    Any reference to any foreign Subsidiary of the Borrower as a Guarantor shall be deleted.

EXHIBIT B-1

FORM OF BORROWING REQUEST

The Bank of Nova Scotia,

as Administrative Agent

One Liberty Plaza

New York, NY 10006

Attention:

WEIGHT WATCHERS INTERNATIONAL, INC.

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.3 of the Seventh Amended and Restated Credit Agreement, dated as of March 15, 2012 (amending and restating the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weight Watchers International, Inc., a Virginia corporation (“WWI”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Credit Suisse Securities (USA) LLC (“CS Securities”), as syndication agents, JPMorgan Securities LLC, CS Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia (“Scotiabank”), as joint lead arrangers, JPMCB, as an Issuer, and Scotiabank, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as an Issuer. Terms used but not defined herein have the meanings provided in the Credit Agreement.

WWI hereby requests that a [Swing Line Loan] [Revolving Loans] [Term E Loans] [Term F Loans] [Designated Additional Term E Loans] [Designated Additional Term F Loans] [Designated New Term Loans] [Revolver Repayment Term Loans] be made in the aggregate principal amount of $ on , as [Base Rate Loans] [LIBO Rate Loans having an Interest Period of month[s]].

WWI hereby acknowledges that, pursuant to [Section 5.2.2][Section 5.3.3]1 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by WWI of the proceeds of the Loans requested hereby constitutes a representation and warranty by WWI that, on the date of the making of such Loans, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements

1 To be used only if the Borrowing Request is being made in respect of Term E Loans or Term F Loans on the 2012 Self Tender Funding Date or, if the 2012 Self Tender Funding Date has already occurred, in respect of Revolving Loans or Term E Loans on the 2012 Affiliate Purchase Date within 12 Business Days of the 2012 Self Tender Funding Date.

set forth in [Section 5.2.1][Sections 5.3.1 and 5.3.2]2 of the Credit Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

WWI agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from WWI, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Person to be Paid

	Amount to be Transferred	Name	Account No.	Name, Address, etc. Of Transferee Lender

$

Attention:

$

Attention:

2 To be used only if the Borrowing Request is being made in respect of Term E Loans or Term F Loans on the 2012 Self Tender Funding Date or, if the 2012 Self Tender Funding Date has already occurred, in respect of Revolving Loans or Term E Loans on the 2012 Affiliate Purchase Date within 12 Business Days of the 2012 Self Tender Funding Date.

$

Attention:

	Balance of such proceeds	WWI

Attention:

IN WITNESS WHEREOF, WWI has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this          day of                     ,         .

WEIGHT WATCHERS INTERNATIONAL, INC.

by:
Name:
Title:

EXHIBIT C

FORM OF CONTINUATION/CONVERSION NOTICE

The Bank of Nova Scotia,

as Administrative Agent

One Liberty Plaza

New York, NY 10006

Attention:

WEIGHT WATCHERS INTERNATIONAL, INC.

Ladies and Gentlemen:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Seventh Amended and Restated Credit Agreement, dated as of March [15], 2012 (amending and restating the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Weight Watchers International, Inc., a Virginia corporation (“WWI”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Credit Suisse Securities (USA) LLC (“CS Securities”), as the syndication agents, Bank of America, as documentation agent, JPMorgan Securities LLC, CS Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia (“Scotiabank”), as joint lead arrangers, JPMCB, as an Issuer, and Scotiabank, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as an Issuer. Terms used but not defined herein have the meanings provided in the Credit Agreement.

WWI hereby requests that on                                      , 20        ,

(1)    $                              of the presently outstanding principal amount of the [Term A-1 Loan] [Term B Loan] [Term C Loan] [Term D Loan] [Term E Loan] [Term F Loan] [Revolving A-1 Loan] [Revolving A-2 Loan] [Designated Additional Revolving Loan] [Designated Additional Term E Loan] [Designated Additional Term F Loan] [Designated New Term Loan] [Revolver Repayment Term Loan] [Other Revolving Loan] [Other Term Loan]

(2)    originally made on                              , 200    , presently being maintained as [Base Rate Loans] [LIBO Rate Loans],

(3)    be [converted into] [continued as]

(4)    *[LIBO Rate Loans having an Interest Period of month[s]] [Base Rate Loans].

WWI hereby:

(a)    certifies and warrants that no Default has occurred and is continuing; and

(b)    agrees that if prior to the time of the [continuation] [conversion] requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the [continuation] [conversion] requested hereby the Administrative Agent shall receive written notice to the contrary from WWI, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such [continuation] [conversion] as if then made.

* Insert appropriate interest rate option and, if applicable, the number of months with respect to LIBO Rate Loans.

2

IN WITNESS WHEREOF, WWI has caused this Continuation/Conversion Notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this          day of                     , 20        .

WEIGHT WATCHERS INTERNATIONAL, INC.

by:
Name:
Title:

3

EXHIBIT D

FORM OF LENDER ASSIGNMENT AGREEMENT

[DATE]

To:	Weight Watchers International, Inc.

Eleven Madison Avenue

New York, New York 10010

Attention: Jeffrey Fiarman

The Bank of Nova Scotia,

as Administrative Agent

One Liberty Plaza

New York, New York 10006

Attention:

Re:	Weight Watchers International, Inc.

Ladies and Gentlemen:

This Lender Assignment Agreement (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights, benefits, obligations, liabilities and indemnities in its capacity as a Lender under (and in connection with) the Credit Agreement and any other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

In addition, this agreement constitutes notice to the Borrower, pursuant to clause (b) of Section 11.11.1 of the Credit Agreement, of the assignment and delegation to each Assignee of the Assigned Interest of the Assignor in the Credit Extensions and Commitments outstanding under the Credit Agreement as of the Effective Date.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower:	Weight Watchers International, Inc.

4. Administrative Agent:	The Bank of Nova Scotia, as the administrative agent under the Credit Agreement (the “Administrative Agent”)

5. Credit Agreement:	Seventh Amended and Restated Credit Agreement, dated as of March [15], 2012 (amending and restating the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Weight Watchers International, Inc. (the “Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Credit Suisse Securities (USA) LLC (“CS Securities”), as syndication agents, Bank of America, N.A., as documentation agent, JPMorgan Securities LLC, CS Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia (“Scotiabank”), as joint lead arrangers, JPMCB, as an Issuer, and Scotiabank, as an Issuer and as the Administrative Agent.

6. Assigned Interest:

		0000000000000000000000000		0000000000000000000000000	0000000000000000000000000
Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned		Percentage Assigned of Commitment/Loans
[Revolving A-1 Loan]	$		$		%
[Revolving A-2 Loan]	$		$		%
[Term A-1 Loan]	$		$		%
[Term B Loan]	$		$		%
[Term C Loan]	$		$		%
[Term D Loan]	$		$		%
[Term E Loan]	$		$		%
[Term F Loan]	$		$		%

[1]	Select as applicable.

2

		0000000000000000000000000		0000000000000000000000000	0000000000000000000000000
[Designated Additional Revolving Loan]	$		$		%
[Designated Additional Term E Loan]	$		$		%
[Designated Additional Term F Loan]	$		$		%
[Designated New Term Loan]	$		$		%
[Revolver Repayment Term Loan]	$		$		%
[Other Revolving Loan]	$		$		%
[Other Term Loan]	$		$		%

Effective Date: [MONTH]                 , 20

3

The terms set forth in this Assignment and Acceptance are hereby agreed to as of the Effective Date:

ASSIGNOR [NAME OF ASSIGNOR]

by:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

by:
Name:
Title:

Consented to and Accepted:

THE BANK OF NOVA SCOTIA, as Administrative Agent

by:
Name:
Title:

WEIGHT WATCHERS INTERNATIONAL, INC.

by:
Name:
Title:

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) except as provided in clause (a) above, assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

5

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be deemed to be a contract made under, governed by, and construed in accordance with, the laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without regard to conflicts of laws principles.

6

Schedule I – A

Total Commitments of Extending Term A Lenders	$33,083,472.62

Allocations on file with the Administrative Agent.

Schedule I – B

Total Commitments of Extending Term B Lenders	$107,024,675.89

Allocations on file with the Administrative Agent.

Schedule I – C

Total Commitments of Extending Term C Lenders	$301,776,522.47

Allocations on file with the Administrative Agent.

Schedule I – D

Total Commitments of Extending Term D Lenders	$119,123,437.45

Allocations on file with the Administrative Agent.

Schedule I – E

Total Commitments of Extending Term E Lenders	$849,397,142.48

Allocations on file with the Administrative Agent.

Schedule I – F

Total Commitments of Extending Term F Lenders	$600,000,000.00

Allocations on file with the Administrative Agent.

Schedule II

Revolving Loan Commitments

Lender	Revolving A–1 Loan Commitment	Revolving A–2 Loan Commitment
BANK LEUMI USA, NEW YORK	$6,617,647.06 (9.3632959%)	$6,617,647.06 (2.5261031%)
BANK OF AMERICA N.A.	–	$38,235,294.12 (14.5952622%)
BNP PARIBAS, NEW YORK BRANCH	$28,764,705.88 (40.6991261%)	–
CAPITAL ONE, N.A.	$8,823,529.41 (12.4843945%)	–
CREDIT INDUSTRIEL ET COMMERCIAL	$11,764,705.88 (16.6458593%)	–
CREDIT SUISSE AG, CAYMAN ISLAND	–	$6,323,529.41 (2.4138318%)
HSBC BANK USA, N.A	–	$17,647,058.82 (6.7362748%)
JPMORGAN CHASE BANK, N.A.	–	$38,676,470.59 (14.7636690%)
MIZUHO CORPORATE BANK, LTD.	–	$17,647,058.82 (6.7362748%)
NATIXIS	–	$8,823,529.41 (3.3681374%)
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.	$14,705,882.35 (20.8073242%)	–
RBS CITIZENS, NATIONAL ASSOCIATION	–	$25,058,823.53 (9.5655103%)
THE BANK OF NOVA SCOTIA	–	$41,176,470.63 (15.7179746%)
THE BANK OF NEW YORK MELLON	–	$5,882,352.94 (2.2454250%)
TORONTO DOMINION (NEW YORK) LLC	–	$8,823,529.41 (3.3681374%)
US BANK NATIONAL ASSOCIATION	–	$23,529,411.76 (8.9816998%)
WELLS FARGO BANK N.A.	–	$23,529,411.76 (8.9816998%)
Total	$70,676,470.58 (100%)	$261,970,588.26 (100%)

Schedule II-A – Extending Revolving Lenders

Lender	Commitment
BANK LEUMI USA, NEW YORK	$6,617,647.06
BANK OF AMERICA N.A.	$38,235,294.12
CREDIT SUISSE AG,CAYMAN ISLAND	$6,323,529.41
HSBC BANK USA, N.A	$17,647,058.82
JPMORGAN CHASE BANK, N.A.	$38,676,470.59
MIZUHO CORPORATE BANK, LTD.	$17,647,058.82
NATIXIS	$8,823,529.41
RBS CITIZENS, NATIONAL ASSOCIATION	$25,058,823.53
THE BANK OF NOVA SCOTIA	$41,176,470.63
THE BANK OF NEW YORK MELLON	$5,882,352.94
TORONTO DOMINION (NEW YORK) LLC	$8,823,529.41
US BANK NATIONAL ASSOCIATION	$23,529,411.76
WELLS FARGO BANK N.A.	$23,529,411.76